                                                                 Exhibit (10)(u)


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                                 $325,000,000

                 FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                                     AMONG

                              LA QUINTA INNS, INC.

                                CERTAIN LENDERS

                                      AND

             NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE LENDER


                                February 7, 1997










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

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                   ARTICLE 1

                                  DEFINITIONS

Section 1.1    DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.2    AMENDMENTS AND RENEWALS . . . . . . . . . . . . . . . . . . .  20
Section 1.3    CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . .  20

                                   ARTICLE 2

                                   ADVANCES

Section 2.1    THE ADVANCES. . . . . . . . . . . . . . . . . . . . . . . . .  21
        (a)    REVOLVING CREDIT ADVANCES . . . . . . . . . . . . . . . . . .  21
        (b)    THE SWING LINE LOANS. . . . . . . . . . . . . . . . . . . . .  21
        (c)    BID RATE ADVANCES . . . . . . . . . . . . . . . . . . . . . .  21
Section 2.2    MANNER OF BORROWING AND DISBURSEMENT. . . . . . . . . . . . .  22
Section 2.3    INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
        (a)    ON BASE RATE ADVANCES . . . . . . . . . . . . . . . . . . . .  26
        (b)    ON LIBOR ADVANCES . . . . . . . . . . . . . . . . . . . . . .  26
        (c)    ON SWING LINE ADVANCES. . . . . . . . . . . . . . . . . . . .  26
        (d)    ON BID RATE ADVANCES. . . . . . . . . . . . . . . . . . . . .  27
        (e)    INTEREST IF NO NOTICE OF SELECTION OF INTEREST RATE BASIS . .  27
        (f)    INTEREST AFTER AN EVENT OF DEFAULT. . . . . . . . . . . . . .  27
Section 2.4    FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        (a)    FACILITY FEE. . . . . . . . . . . . . . . . . . . . . . . . .  27
        (b)    CLOSING FEE . . . . . . . . . . . . . . . . . . . . . . . . .  28
        (c)    OTHER FEES. . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 2.5    PREPAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . .  29
        (a)    VOLUNTARY PREPAYMENTS . . . . . . . . . . . . . . . . . . . .  29
        (b)    MANDATORY PREPAYMENT. . . . . . . . . . . . . . . . . . . . .  29
        (c)    PREPAYMENTS, GENERALLY. . . . . . . . . . . . . . . . . . . .  29
Section 2.6    REDUCTION OF COMMITMENT . . . . . . . . . . . . . . . . . . .  30
        (a)    VOLUNTARY REDUCTION . . . . . . . . . . . . . . . . . . . . .  30
        (b)    MANDATORY REDUCTION . . . . . . . . . . . . . . . . . . . . .  30
        (c)    GENERAL REQUIREMENTS. . . . . . . . . . . . . . . . . . . . .  30
Section 2.7    NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE LENDER . . . . . .  30
Section 2.8    PAYMENT OF PRINCIPAL OF ADVANCES. . . . . . . . . . . . . . .  30
        (a)    END OF INTEREST PERIOD. . . . . . . . . . . . . . . . . . . .  31

        (b)    COMMITMENT REDUCTION. . . . . . . . . . . . . . . . . . . . .  31
        (c)    MATURITY DATE . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 2.9    REIMBURSEMENT . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 2.10   MANNER OF PAYMENT . . . . . . . . . . . . . . . . . . . . . .  31
Section 2.11   LIBOR LENDING OFFICES . . . . . . . . . . . . . . . . . . . .  32
Section 2.12   SHARING OF PAYMENTS . . . . . . . . . . . . . . . . . . . . .  32
Section 2.13   CALCULATION OF RATES. . . . . . . . . . . . . . . . . . . . .  33
Section 2.14   BOOKING LOANS . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 2.15   TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 2.16   LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . .  36
        (a)    THE LETTER OF CREDIT FACILITY . . . . . . . . . . . . . . . .  36
        (b)    REQUEST FOR ISSUANCE. . . . . . . . . . . . . . . . . . . . .  37
        (c)    DRAWING AND REIMBURSEMENT . . . . . . . . . . . . . . . . . .  37
        (d)    INCREASED COSTS . . . . . . . . . . . . . . . . . . . . . . .  38
        (e)    OBLIGATIONS ABSOLUTE. . . . . . . . . . . . . . . . . . . . .  39
        (f)    COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . .  40
        (g)    L/C CASH COLLATERAL ACCOUNT . . . . . . . . . . . . . . . . .  42

                                   ARTICLE 3

                              CONDITIONS PRECEDENT

Section 3.1    CONDITIONS PRECEDENT TO THE INITIAL ADVANCES AND THE
               INITIAL LETTERS OF CREDIT . . . . . . . . . . . . . . . . . .  44
Section 3.2    CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF
               CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

Section 4.1    REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . .  46
        (a)    ORGANIZATION; POWER; QUALIFICATION. . . . . . . . . . . . . .  47
        (b)    AUTHORIZATION . . . . . . . . . . . . . . . . . . . . . . . .  47
        (c)    COMPLIANCE WITH OTHER LOAN PAPERS AND CONTEMPLATED
               TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . .  47
        (d)    LICENSES, ETC.. . . . . . . . . . . . . . . . . . . . . . . .  47
        (e)    COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . . . . . .  48
        (f)    TITLE TO PROPERTIES . . . . . . . . . . . . . . . . . . . . .  48
        (g)    LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . .  48
        (h)    TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        (i)    FINANCIAL STATEMENTS; MATERIAL LIABILITIES. . . . . . . . . .  48
        (j)    NO ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . . .  49
        (k)    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

        (l)    COMPLIANCE WITH REGULATIONS G, T, U AND X . . . . . . . . . .  50
        (m)    GOVERNMENTAL REGULATION . . . . . . . . . . . . . . . . . . .  50
        (n)    ABSENCE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . .  51
        (o)    INVESTMENT COMPANY ACT. . . . . . . . . . . . . . . . . . . .  51
        (p)    ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . .  51
        (q)    CERTAIN FEES. . . . . . . . . . . . . . . . . . . . . . . . .  52
        (r)    NECESSARY AUTHORIZATIONS. . . . . . . . . . . . . . . . . . .  52
        (s)    PATENTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . .  52
        (t)    DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . .  52
        (u)    SOLVENCY. . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 4.2    SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC . . . . . . .  53

                                   ARTICLE 5

                               BUSINESS COVENANTS

Section 5.1    MAINTENANCE OF PROPERTY, INSURANCE, ACCOUNTING
               PRACTICES, CORPORATE EXISTENCE. . . . . . . . . . . . . . . .  53
Section 5.2    INSPECTION OF PROPERTIES AND BOOKS. . . . . . . . . . . . . .  54
Section 5.3    MERGER AND SALE OF ASSETS . . . . . . . . . . . . . . . . . .  54
Section 5.4    NET WORTH . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 5.5    CONTINGENT LIABILITIES. . . . . . . . . . . . . . . . . . . .  55
Section 5.6    INCURRENCE AND RETENTION OF DEBT. . . . . . . . . . . . . . .  55
Section 5.7    INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 5.8    NOTICE OF LITIGATION. . . . . . . . . . . . . . . . . . . . .  56
Section 5.9    LEVERAGE RATIO. . . . . . . . . . . . . . . . . . . . . . . .  56
Section 5.10   CASH FLOW RATIO . . . . . . . . . . . . . . . . . . . . . . .  56
Section 5.11   SENIOR DEBT RATIO . . . . . . . . . . . . . . . . . . . . . .  56
Section 5.12   LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 5.13   ACCOUNTING CHANGES. . . . . . . . . . . . . . . . . . . . . .  57
Section 5.14   AMENDMENT AND MODIFICATION OF SUBORDINATED DEBT
               DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 5.15   LEASE-BACKS . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 5.16   ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . .  57
Section 5.17   ERISA COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . .  59
Section 5.18   BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 5.19   TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . . .  59
Section 5.20   USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . .  59
Section 5.21   INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                   ARTICLE 6

                                  INFORMATION

Section 6.1    FINANCIAL STATEMENTS AND OTHER REPORTS BY THE BORROWER. . . .  61
Section 6.2    OFFICER'S CERTIFICATE . . . . . . . . . . . . . . . . . . . .  63

                                   ARTICLE 7

                                    DEFAULT

Section 7.1    EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .  63
Section 7.2    REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                   ARTICLE 8

                           CHANGES IN CIRCUMSTANCES

Section 8.1    LIBOR BASIS DETERMINATION INADEQUATE. . . . . . . . . . . . .  66
Section 8.2    ILLEGALITY. . . . . . . . . . . . . . . . . . . . . . . . . .  67
Section 8.3    INCREASED COSTS . . . . . . . . . . . . . . . . . . . . . . .  67
Section 8.4    EFFECT ON BASE RATE ADVANCES. . . . . . . . . . . . . . . . .  69
Section 8.5    CAPITAL ADEQUACY. . . . . . . . . . . . . . . . . . . . . . .  69

                                   ARTICLE 9

                            AGREEMENT AMONG LENDERS

Section 9.1    AGREEMENT AMONG LENDERS . . . . . . . . . . . . . . . . . . .  69
        (a)    ADMINISTRATIVE LENDER . . . . . . . . . . . . . . . . . . . .  69
        (b)    REPLACEMENT OF ADMINISTRATIVE LENDER. . . . . . . . . . . . .  70
        (c)    EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . .  70
        (d)    DELEGATION OF DUTIES. . . . . . . . . . . . . . . . . . . . .  70
        (e)    RELIANCE BY ADMINISTRATIVE LENDER . . . . . . . . . . . . . .  71
        (f)    LIMITATION OF ADMINISTRATIVE LENDER'S LIABILITY . . . . . . .  71
        (g)    LIABILITY AMONG LENDERS . . . . . . . . . . . . . . . . . . .  71
        (h)    RIGHTS AS LENDER. . . . . . . . . . . . . . . . . . . . . . .  72
Section 9.2    LENDER CREDIT DECISION. . . . . . . . . . . . . . . . . . . .  72
Section 9.3    BENEFITS OF ARTICLE . . . . . . . . . . . . . . . . . . . . .  72

                                   ARTICLE 10

                                 MISCELLANEOUS

Section 10.1   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 10.2   EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Section 10.3   WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

Section 10.4   DETERMINATION BY THE LENDERS CONCLUSIVE AND BINDING . . . . .  74
Section 10.5   SET-OFF . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Section 10.6   ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 10.7   COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . .  77
Section 10.8   SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .  77
Section 10.9   INTEREST AND CHARGES. . . . . . . . . . . . . . . . . . . . .  77
Section 10.10  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . .  77
Section 10.11  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . .  78
Section 10.12  AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . . . .  78
Section 10.13  EXCEPTION TO COVENANTS. . . . . . . . . . . . . . . . . . . .  78
Section 10.14  NO LIABILITY OF ISSUING BANK. . . . . . . . . . . . . . . . .  79
SECTION 10.15  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . .  79
SECTION 10.16  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . .  79
SECTION 10.17  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .  80

SCHEDULES AND EXHIBITS

Schedule 1:   LIBOR Lending Offices
Schedule 2:   Existing Litigation
Schedule 3:   Subsidiaries and Unincorporated Ventures
Schedule 4:   Existing Investments
Schedule 5:   Investment Policy
Schedule 6:   Unincorporated Ventures to be Purchased
Schedule 7:   Existing Letters of Credit
Schedule 8:   Significant Investments
Schedule 9:   Guaranteed Contingent Obligations
Schedule 10:  Existing Liens




Exhibit A:    Revolving Credit Note
Exhibit B:    Bid Rate Note
Exhibit C:    Swing Line Note
Exhibit D:    Subsidiary Guaranty
Exhibit E:    Assignment Agreement
Exhibit F:    Confidentiality Agreement

                     FIRST AMENDED AND RESTATED CREDIT AGREEMENT

    THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT is dated as of February 7, 1997, among LA QUINTA INNS, INC., a Texas corporation ("Borrower"), the Lenders from time to time party hereto, and NATIONSBANK OF TEXAS, N.A., a national banking association, as administrative agent for the Lenders.

                                      BACKGROUND

    The Borrower, certain of the Lenders and the Administrative Lender are parties to that (i) Amended and Restated Credit Agreement (Facility A) dated as of September 12, 1995 and (ii) Amended and Restated Credit Agreement (Facility B), dated as of September 12, 1995 (said Credit Agreements, as amended, the "Existing Credit Agreements"). The Borrower has requested that the Lenders amend and restate the Existing Credit Agreements by making a credit facility available to the Borrower in the maximum principal amount of $325,000,000 pursuant to this Agreement. The Lenders have agreed to provide such credit facility, subject to the terms and conditions set forth below.

    In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree that the Existing Credit Agreements are amended and restated in their entirety as follows:

                                      ARTICLE 1

                                     DEFINITIONS

    Section 1.1    DEFINED TERMS.  For purposes of this Agreement:

    "ADDITIONAL COSTS" has the meaning set forth in Section 8.5 hereof.

    "ADJUSTMENT DATE" means, for purposes of the Applicable Margin, the facility fees payable pursuant to Section 2.4(a) hereof and the Letter of Credit fees payable pursuant to Sections 2.16(f)(i) and 2.16(f)(ii) hereof,
(i) when the Applicable Margin and such fees are based on the Leverage Ratio, the date of receipt by the Administrative Lender of the financial statements required to be delivered pursuant to Section 6.1(a) or 6.1(b) hereof which results in a change in the Applicable Margin and (ii) when the Applicable Margin and such fees are based on the Index Debt Rating, the effective date of any issuance of, or change in, the Index Debt Rating which results in a change in the Applicable Margin.

    "ADMINISTRATIVE LENDER" means NationsBank of Texas, N.A., a national banking association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to Section 9.1(b) hereof.

    "ADVANCE" means a Revolving Credit Advance, a Swing Line Advance or a Bid Rate Advance and "ADVANCES" means Revolving Credit Advances, Swing Line Advances and Bid Rate Advances.

    "AFFILIATE" means any Person that directly or indirectly through one or more Subsidiaries Controls, or is Controlled By or Under Common Control with, the Borrower.

    "AGREEMENT" means this Credit Agreement, as amended, modified, supplemented and restated from time to time.

    "AGREEMENT DATE" means the date of this Agreement.

    "APPLICABLE ENVIRONMENTAL LAWS" means applicable laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act.

    "APPLICABLE LAW" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "APPLICABLE LAW" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to Advances, this Agreement, the Notes or any other Loan Papers.

    "APPLICABLE MARGIN" means the following per annum percentages, applicable in the following situations:

                                             Base Rate   LIBOR
              Applicability                    Basis     Basis
              -------------                    -----     -----

CATEGORY 1 - The Leverage Ratio is not less     0.00     0.7000
than 3.50 to 1 or the Index Debt Rating is any two of the following: BB by S&P, BB by ARA or Ba2 by Moody's


CATEGORY 2 - The Leverage Ratio is less         0.00     0.4750
than 3.50 to 1 but not less than 3.00 to 1 or the Index Debt Rating is any two of the following: BB+ by S&P, BB+ by ARA or Ba1 by Moody's

CATEGORY 3 - The Leverage Ratio is less         0.00     0.3375
than 3.00 to 1 but not less than 2.50 to 1 or the Index Debt Rating is any two of the following: BBB- by S&P, BBB- by ARA or Baa3 by Moody's

CATEGORY 4 - The Leverage Ratio is less         0.00     0.2500
than 2.50 to 1 but not less than 2.0 to 1 or the Index Debt Rating is any two of the following: BBB by S&P, BBB by ARA or Baa2 by Moody's

CATEGORY 5 - The Leverage Ratio is less         0.00     0.2250
than 2.00 to 1 or the Index Debt Rating is any two of the following: BBB+ or better by S&P, BBB+ or better by ARA or Baa1 or better by Moody's

The Applicable Margin payable by the Borrower on the Revolving Credit Advances outstanding hereunder shall be adjusted on each Adjustment Date if determined based on the (i) Leverage Ratio, according to the performance of the Borrower for the most recent fiscal quarter or (ii) the Index Debt Rating, according to the most recent determination of the Index Debt Rating. For purposes of the foregoing, (a) if the Index Debt Rating and the Leverage Ratio are in different categories, the Applicable Margin shall be determined on whichever of the Index Debt Rating or the Leverage Ratio falls within the superior (or numerically higher) category, (b) if the Applicable Margin is determined based on the Leverage Ratio and the financial statements of the Borrower setting forth the Leverage Ratio are not received by the Administrative Lender by the date required pursuant to Section 6.1(a) or 6.1(b), the Applicable Margin shall be determined as if the Leverage Ratio is not less than 3.50 to 1 until such time as the financial statements are received, (c) if the Index Debt Rating established by ARA shall fall within a different category than both Moody's and S&P, the Applicable Margin shall be determined by reference to Moody's or S&P, whichever shall be the superior (or numerically higher) category, but not to exceed two rating levels higher than the other rating agency. If the rating system of Moody's, S&P or ARA shall change prior to the Maturity Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

    "ARA" means Duff & Phelps Credit Ratings Company or Fitch Investor Services or any other nationally recognized rating agency approved in writing by the Determining Lenders which shall have a rating system identical to S&P.

    "ART. 1.04" has the meaning specified in the definition of "Applicable
Law."

    "ASSIGNEES" means any assignee of a Lender pursuant to an Assignment Agreement and has the meaning specified in Section 10.6 hereof.

    "ASSIGNMENT AGREEMENT" has the meaning specified in Section 10.6 hereof.

    "AUTHORIZED OFFICER" means any of the following officers of the Borrower:
President, Senior Vice President-Accounting & Administration, Senior Vice President-Finance, Vice President & General Counsel or Vice
President-Treasurer.

    "AUTHORIZED SIGNATORY" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances or Letters of Credit hereunder.

    "BASE RATE ADVANCE" means a Revolving Credit Advance which the Borrower requests to be made as a Base Rate Advance or which is reborrowed as a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof.

    "BASE RATE BASIS" means, for any day, a per annum interest rate equal to the higher of (a) the sum of (i) 0.50% plus (ii) the Federal Funds Rate on such day plus (iii) the Applicable Margin, or (b) the sum of (i) the Prime Rate on such day plus (ii) the Applicable Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate to account for such change.

    "BID RATE ADVANCE" means an Advance the interest rate on which is determined by agreement between the Borrower and the Lender making such Advance pursuant to Section 2.1(c) hereof.

    "BID RATE NOTE" means each promissory note of the Borrower evidencing Bid Rate Advances, substantially in the form of EXHIBIT B hereto, together with any extension, renewal or amendment thereof or substitution therefor.

    "BOND LETTERS OF CREDIT" has the meaning specified in the Facility A Credit Agreement.

    "BORROWER" has the meaning specified in the initial paragraph of this Agreement.

    "BUSINESS DAY" means a day on which banks are open for the transaction of business in Dallas, Texas and New York, New York, and, with respect to any LIBOR Advance, in London, England.

    "CAPITAL LEASES" mean all capital leases and subleases, as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13, dated November 1976, as amended.

    "CAPITAL STOCK" means, with respect to any Person, any capital stock, partnership or joint venture interests of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing.

    "CAPITALIZED LEASE OBLIGATIONS" means that portion of any obligation of the Borrower or any Subsidiary as lessee under a lease which at the time would be required to be capitalized on a balance sheet prepared in accordance with GAAP.

    "CHANGE OF CONTROL" means (a) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock then outstanding of the Borrower normally entitled to vote in elections of directors, PROVIDED, that for the purposes of this clause (a), neither Thomas M. Taylor & Co., Trust for the benefit of Mr. Taylor's son, Sid R. Bass, Inc., Lee M. Bass, Inc., The Bass Management Trust, Annie R. Bass Trust for Lee M. Bass, Ann R. Bass Trust for Sid R. Bass, Peter Sterling Trusts nor Peter Sterling, each of which is a principal shareholder of the Borrower as of the Agreement Date, nor any person who on the Agreement Date is, or at any time thereafter becomes, a member of any group which includes any of such entities and persons, shall be deemed to be a "person" or "group" for purposes of this definition, or (b) during any period of 24 consecutive months after February 7, 1997, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

    "CODE" means the Internal Revenue Code of 1986, as amended, together with all regulations thereunder.

    "COMBINED" means, with respect to financial statements, the combined accounts of the Borrower, its Subsidiaries and Unincorporated Ventures which are included in the Borrower's Annual Report to Shareholders and in the Borrower's Form 10-K filed with the Securities and Exchange Commission (the "Combined Financial Statements").

    "COMMITMENT" means $325,000,000, as reduced pursuant to Section 2.6 hereof.

    "CONFIDENTIALITY AGREEMENT" has the meaning specified in Section 10.10 hereof.

    "CONSOLIDATED NET INCOME" means, for any period, determined in accordance with GAAP on a Combined basis, consolidated net income for such period.

    "CONTROL" or "CONTROLLED BY" or "UNDER COMMON CONTROL" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation.

    "CONTROLLED GROUP" shall mean as of the applicable date, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Subsidiaries and Unincorporated Ventures of the Borrower shall be deemed to be members of the Borrower's Controlled Group.

    "CURRENT MATURITIES" means, with respect to any Person, the principal portion payable by such Person on Long Term Debt during the twelve-month period immediately succeeding the date of determination.

    "DEBT" of any Person means, at any date, without duplication, all obligations, contingent or otherwise, (a) of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) of such Person representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), if and to the extent any of the foregoing described in clauses (a), (b) and (c) would appear as a liability on the balance sheet of such Person, (d) of such Person in respect of bankers' acceptances, letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (e) of such Person under Capitalized Lease Obligations, (f) all liabilities secured by a Lien on any asset of such Person to the extent of the value of such asset, whether or not such liability is an obligation of such Person, (g) all liability of others guaranteed by such Person (but only to the extent of such guarantees), (h) to the extent not otherwise included, obligations of such Person under currency risk-hedging agreements and Interest Rate Protection Agreements, (i) the liquidation preference and any mandatory redemption payment obligations (without duplication) of such Person's Subsidiaries in respect of preferred stock issued by any such Subsidiary, (j) in the case of such Person, the liquidation preference and any mandatory redemption payment obligations (without duplication) in respect of Disqualified Capital Stock, and (k) in the case of such Person, unfunded vested benefits under any Plan.

    "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

    "DEFAULT" means an Event of Default and/or any of the events specified in
Section 7.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

    "DEFAULT RATE" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Prime Rate plus three percent.

    "DETERMINING LENDERS" means, on any date of determination, any combination of the Lenders having at least 51% of the aggregate amount of the Revolving Credit Advances then outstanding (which for purpose of the calculation shall include for each Lender an amount equal to the product of such Lender's Specified Percentage multiplied by the aggregate principal amount of Swing Line Loans outstanding); provided, however, that if there are no Revolving Credit Advances outstanding hereunder, "DETERMINING LENDERS" shall mean any combination of Lenders whose Specified Percentages hereunder aggregate at least 51%.

    "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person any series or class of Capital Stock of such Person which is or may be required to be redeemed, in whole or in part, or may be put to such Person or any of its Subsidiaries, in whole or in part, at the option of the Holder thereof, on or prior to the final maturity of the Senior Subordinated Notes, or is or may be convertible or exchangeable into or exercisable for such Capital Stock on or prior to the Maturity Date; PROVIDED, that Capital Stock will not be deemed to be Disqualified Capital Stock if it may only be redeemed or put solely in consideration of Qualified Capital Stock.

    "DOMESTIC SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of any state within the United States.

    "EBITDA" means, for any period, determined in accordance with GAAP on a Combined basis, the sum of (a) Operating Income, plus (b) nonrecurring, non-cash charges which decrease Operating Income, plus (c) depreciation, amortization and non-cash fixed asset retirements, minus (d) nonrecurring credits which are included in Operating Income.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

    "ERISA EVENT" means, with respect to the Borrower and its Subsidiaries,
(a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

    "EVENT OF DEFAULT" means any of the events specified in Section 7.1, provided that any requirement for notice or lapse of time has been satisfied.

    "EXISTING CREDIT AGREEMENTS" has the meaning specified in the Background provision of this Agreement.

    "EXISTING INVESTMENTS" means those Investments described on SCHEDULE 4 hereto.

    "EXISTING LETTERS OF CREDIT" means those Letters of Credit outstanding on the Agreement Date, as described on SCHEDULE 7 hereto.

    "FACILITY A CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement (Facility A), dated as of September 12, 1995, among the Borrower, the lenders party thereto, and NationsBank of Texas, N.A., as administrative lender, as amended, restated, supplemented or otherwise modified from time to time.

    "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Lender on such day on such transactions as determined by Administrative Lender.

    "FEE LETTER" has the meaning specified in Section 2.4(c) hereof.

    "FINANCIAL LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility which is a "financial guarantee - type standby letter of credit" as defined in Appendix A to 12 CFR Part 3 issued by the Office of the Comptroller of the Currency.

    "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic
Subsidiary.

    "GAAP" means generally accepted accounting principles, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question (except as stated in the last sentence of this definition). The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except as otherwise required by the adoption of Statements by the Financial Accounting Standards Board. Notwithstanding the foregoing, each determination and computation with respect to financial covenants and ratios in this Agreement shall be made in accordance with GAAP as in effect on the Agreement Date.

    "GUARANTY" or "GUARANTEED", as applied to an obligation of another Person, means and includes (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit.

    "GUARANTY AGREEMENTS" means the Subsidiary Guaranty and any other Guaranty executed by a Guarantor.

    "GUARANTOR" means each Significant Subsidiary.

    "HIGHEST LAWFUL RATE" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be
(a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. 1.04, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. 1.04 shall control for purposes of such determination, as applicable.

    "INCREASED ADVANCE COSTS" has the meaning specified in Section 8.3 hereof.

    "INCREASED ADVANCE COSTS RETROACTIVE EFFECTIVE DATE" has the meaning specified in Section 8.3 hereof.

    "INCREASED ADVANCE COSTS SET DATE" has the meaning specified in Section 8.3 hereof.

    "INCREASED LETTER OF CREDIT COSTS" has the meaning specified in
Section 2.16(d) hereof.

    "INCREASED LETTER OF CREDIT COSTS RETROACTIVE EFFECTIVE DATE" has the meaning specified in Section 2.16(d) hereof.

    "INCREASED LETTER OF CREDIT COSTS SET DATE" has the meaning specified in
Section 2.16(d) hereof.

    "INDEMNIFIED MATTERS" has the meaning specified in Section 5.21 hereof.

    "INDEMNITEES" has the meaning specified in Section 5.21 hereof.

    "INDEX DEBT RATING" means the rating applicable to the Borrower's senior, unsecured, non-credit-enhanced long term indebtedness for borrowed money ("Index Debt") or the implied rating established by Moody's, S&P or ARA as if the Borrower had outstanding Index Debt.

    "INTEREST EXPENSE" of any Person means, for any period, the aggregate interest expense in respect of Debt (including amortization of original issue discount and non-cash interest payments or accruals, and dividends on Disqualified Capital Stock, but excluding amortization of Debt issuance costs) of such Person and all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and costs associated with currency and Interest Rate Protection Agreements, all in accordance with GAAP; PROVIDED, that interest expense attributable to that portion of the Debt of another Person that is a direct or indirect, contingent or primary, recourse obligation of such Person subsequent to the Agreement Date shall be added thereto.

    "INTEREST PERIOD" means, for any LIBOR Advance, the period beginning on the day such Advance is made and ending one, two, three, six months or twelve months thereafter (as the Borrower shall select).

    "INTEREST RATE PROTECTION AGREEMENT" means an interest rate swap, cap, collar or similar interest rate protection agreement between the Borrower or any Subsidiary and other Person.

    "INVESTMENT" means, in one or a series of related transactions, any direct or indirect acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution or transfer of property, assets or value to, or investment, in any other Person, including without limitation the incurrence or sufferance of Debt or the purchase of accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

    "INVESTMENT POLICY" means that certain Amended and Restated La Quinta Inns, Inc. Statement of Investment Policy as of October 1989 in effect on the Agreement Date as specified on SCHEDULE 5 hereto.

    "ISSUING BANK" means NationsBank of Texas, N.A. in its capacity as issuer of the Letters of Credit.

    "LENDER" means each financial institution shown on the signature pages hereof so long as such financial institution maintains a Commitment or is owed any part of the Obligations (including the Administrative Lender in its individual capacity), and each Assignee that hereafter becomes party hereto pursuant to Section 10.6 hereof.

    "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in Section 2.16(g) hereof.

    "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.16(e) hereof.

    "LETTERS OF CREDIT" means letters of credit under the Letter of Credit Facility and letters of credit issued under the Facility A Credit Agreement and outstanding on the Agreement Date.

    "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.16(b) hereof.

    "LETTER OF CREDIT FACILITY" means the amount of Letters of Credit the Issuing Bank may issue pursuant to Section 2.16(a) hereof.

    "LEVERAGE RATIO" means, for any date of determination, the ratio of
(i) Total Debt as of the last day of the fiscal quarter immediately preceding the date of determination to (ii) EBITDA for the four consecutive fiscal quarters preceding the date of determination. For purposes of calculation of EBITDA, there shall be (i) included in EBITDA (without duplication) the EBITDA of any assets acquired during any such four fiscal quarters and (ii) excluded from EBITDA the EBITDA of any asset disposed during any such four fiscal quarters.

    "LIBOR ADVANCE" means a Revolving Credit Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof.

    "LIBOR BASIS" means, with respect to each LIBOR Advance for each Interest Period, a rate per annum equal to the lesser of (a) the Highest Lawful Rate or
(b) the sum of the LIBOR Rate plus the Applicable Margin. The LIBOR Basis shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums for such reserve or deposit requirements assessed by each Lender to the extent incurred by such Lender, which are payable directly to each Lender.

    "LIBOR LENDING OFFICE" means, with respect to a Lender, the office designated as its LIBOR Lending Office on SCHEDULE 1 attached hereto, and such other office of the Lender or any of its affiliates hereafter designated by notice to the Borrower and the Administrative Lender.

    "LIBOR RATE" means, for any Interest Period, the interest rate per annum (rounded upward to the nearest one-sixteenth (1/16th) of one percent) at which deposits in United States Dollars are offered to the Administrative Lender by leading banks reasonably selected by the Administrative Lender in the London interbank market at approximately 11:00 a.m. (London time), two Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

    "LIEN" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

    "LOAN PAPERS" means this Agreement, the Notes, the Guaranty Agreements, the Fee Letter, and any other document or agreement executed or delivered from time to time by the Borrower, any Subsidiary or any other Person in connection herewith or as security for all or any part of the Obligations.

    "LOAN PARTY" means the Borrower and each Guarantor.

    "LONG TERM DEBT" means any obligation which is due one year or more from the date of creation thereof which under GAAP is shown as a liability, plus (without duplication) amounts equal to the aggregate net rentals (after making allowances for any interest, taxes or other expenses included therein) payable more than one year from the date of creation thereof under Capital Leases.

    "MAINTENANCE CAPITAL EXPENDITURES" means, for any date of determination, an amount equal to the product of (a) 5% multiplied by (b) room revenues (as disclosed in the Borrower's most recent Form 10-K and 10-Q) of the Borrower, its Subsidiaries and Unincorporated Ventures, for the four consecutive fiscal quarters preceding the date of determination.

    "MASTER COVENANT AGREEMENT" means the Fifth Amended and Restated Master Covenant Agreement dated as of September 12, 1995, by and between the Borrower and NationsBank of Texas, N.A., as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

    "MATERIAL ADVERSE CHANGE OR EFFECT" means any act or circumstance or event which (a) is material and adverse to the combined or consolidated financial condition of the Borrower, its Subsidiaries and Unincorporated Ventures as represented in the Combined Financial Statements most recently delivered to the Lenders at the time of any determination thereof or is material and adverse to the combined or consolidated business operations or properties of the Borrower, its Subsidiaries and Unincorporated Ventures or (b) impairs the ability of the Borrower, any Subsidiary or any other Person to perform in any material respect their respective obligations under the Loan Papers.

    "MATERIAL AMOUNT" means, as of the determination thereof, an amount equal to the greater of (a) $1,000,000 or (b) the lesser of (i) $4,000,000 or (ii) 1% of the consolidated revenues of the Borrower and its Subsidiaries computed on a Combined basis for the fiscal year preceding the date of determination.

    "MATURITY DATE" means February 28, 2002, or the earlier date of termination in whole of the Commitment pursuant to Section 2.6 or 7.2 hereof.

    "MAXIMUM AMOUNT" means the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations.

    "MOODY'S" means Moody's Investors Service, Inc.

    "MULTIEMPLOYER PLAN" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

    "NECESSARY AUTHORIZATION" means any right, franchise, license, permit, consent, approval or authorization from, or any filing or registration with, any governmental or other regulatory authority necessary or appropriate to enable the Borrower or any Subsidiary or Unincorporated Venture to maintain and operate its business and properties.

    "NET CASH PROCEEDS" means the aggregate amount of cash received by the Borrower in respect of the sale of Capital Stock of the Borrower, less the sum of all fees, commissions and other expenses incurred in connection with such sale.

    "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person for such period, as determined in accordance with GAAP.

    "NET INTEREST EXPENSE" means, with respect to any Person for any period, the sum of (i) Interest Expense of such Persons for such period minus
(ii) interest income of such Person for such period as reflected on an income statement of such Person prepared in accordance with GAAP.

    "NET WORTH" means an amount equal to the sum of the Capital Stock and additional paid-in-capital plus retained earnings (or minus accumulated deficit) of the Borrower and its Subsidiaries, less (i) treasury stock and (ii) amounts attributable to the extent included, (1) to any write-up in book value of assets resulting from a revaluation thereof subsequent to September 30, 1996, and
(2) to Disqualified Capital Stock, all in accordance with GAAP.

    "NON-FINANCIAL LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility which is a "performance-based standby letter of credit" as defined in Appendix A to 12 CFR Part 3 issued by the Office of the Comptroller of the Currency.

    "NOTE" means any Revolving Credit Note, Swing Line Note or Bid Rate Note and "NOTES" means the Revolving Credit Notes, the Swing Line Notes and the Bid Rate Notes.

    "NOTICE OF ISSUANCE" has the meaning specified in Section 2.16(b) hereof.

    "OBLIGATIONS" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including the Reimbursement Obligations) of the Borrower, any Subsidiary or any other Person to any of the Lenders and the Issuing Bank under the Loan Papers as they may be amended from time to time, and
(b) all obligations of the Borrower, any Subsidiary or any other Person for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower, any Subsidiary or any other Person of any obligation, covenant or undertaking with respect to any Loan Paper.

    "OBLIGOR" means Borrower or each other Person liable for performance of any of the Obligations or the property of which secures any of the Obligations.

    "OPERATING INCOME" means, with respect to any Person for any period, the operating income (loss) of such Person, as determined in accordance with GAAP.

    "OPERATING LEASE" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP.

    "OTHER TAXES" has the meaning specified in Section 2.15 hereof.

    "PARENT COMPANY" means, with respect to financial statements, the uncombined, consolidated financial statements of the Borrower and its Subsidiaries, including equity method investments, as defined by GAAP, in Unincorporated Ventures and designated "La Quinta Inns, Inc. (Parent Company and Wholly-Owned Subsidiaries)" on the Borrower's audit report.

    "PARTICIPANT" has the meaning specified in Section 10.6(c) hereof.

    "PARTICIPATION" has the meaning specified in Section 10.6(c) hereof.

    "PARTNERS' CAPITAL" means the equity in the net assets of Unincorporated Ventures of all the partners or venturers (other than the Borrower or a Subsidiary) of such Unincorporated Ventures, or minority interest holders, as determined in accordance with GAAP.

    "PAYMENT DATE" means the last day of the Interest Period for any LIBOR Advance.

    "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

    "PERMITTED INVESTMENT" means Investments in (i) wholly-owned Domestic Subsidiaries (a) that are subject to the provisions of this Agreement, (b) that unconditionally guarantee the performance of the Borrower's obligations under this Agreement and (c) that concurrently deliver to the Lenders (1) an opinion acceptable to the Lenders with respect to the validity and enforceability of such guarantee and (2) such other documents, such as corporate resolutions, certificates of incumbency, by-laws and articles of incorporation, as the Lenders shall reasonably require, (ii) Investments in any Person other than a wholly-owned Subsidiary in any one or a series of related transactions with a fair market value not in excess of $25,000,000 in the aggregate for all Investments in all such Persons, (iii) Investments for the purpose of satisfying the Borrower's or any Subsidiary's guarantee obligations with respect to the Debt of any Person in which the Borrower or any Subsidiary owned any interest and which obligation was in existence as of the Agreement Date; (iv) Investments in Subsidiaries and Unincorporated Ventures which do not guarantee the performance of the Borrower's obligations under this Agreement made in the ordinary course of business, consistent with past practices for the purpose of providing for the day to day operating requirements of such Subsidiary or Unincorporated Venture, PROVIDED, that such Investments shall (a) not be used for acquisition or conversion of any inns and (b) be evidenced by a note or other evidence of indebtedness and (c) not at any time exceed $10,000,000 in aggregate principal amount, (v) Investments permitted by Sections II.B., II.C. (provided that, notwithstanding Section II.C.3. of the Investment Policy, banks shall be required to have at least $150,000,000 in capital and surplus), II.E. and II.H. of the Investment Policy, (vi) loans or advances to employees as compensation for services in the ordinary course of business not in excess of $2,000,000 aggregate principal amount, (vii) Investments in the ordinary course of business, consistent with past practice, in the Borrower's National Advertising Fund, (viii) Existing Investments, (ix) Investments in Capital Stock of Subsidiaries and Unincorporated Ventures listed on SCHEDULE 3 hereto for the purpose of acquiring no less than 100% of the capital stock or partnership interests, as appropriate, of such Subsidiaries and Unincorporated Ventures,
(x) Investments in notes payable to the Borrower as a result of the sale of inns in an aggregate principal amount not in excess of $10,000,000, provided that the Borrower shall obtain and continue to hold a perfected first Lien (subject to Permitted Liens) in such inns, (xi) Investments in wholly-owned Foreign Subsidiaries (a) that are subject to the provisions of this Agreement and
(b) not to exceed in aggregate amount $1,000,000 for all Investments in all Foreign Subsidiaries, and (xii) Investments consisting of the purchase, redemption, or other acquisition or retirement for value of any shares of the Capital Stock of the Borrower. For purposes of the calculation of the amount of any Investments permitted hereunder, Investments will be calculated at all times at the amount of the original Investment with no reduction for write-offs or write-downs. No Investment which is a Permitted Investment other than pursuant to clause (ii) of the definition of "PERMITTED INVESTMENTS" shall reduce the amount of Investments permitted pursuant to such clause (ii).

    "PERMITTED LIENS" means, as applied to any Person:

    (i) any Lien in favor of the Administrative Lender or a trustee on its behalf to secure the Obligations;

    (ii) (a) Liens on real estate for real estate taxes not yet delinquent,
(b) Liens created by lease agreements to secure the payments of rental amounts and other sums not yet due thereunder, (c) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (d) Liens for taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

    (iii) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

    (iv) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

    (v) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

    (vi) Liens created to secure the purchase price of fixed assets acquired by such Person, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition, so long as
(a) each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), (b) the Liens were placed on such assets at the time such assets were acquired and (c) the aggregate principal amount of Debt secured by such Liens does not exceed, together with the principal amount of Debt secured by Liens permitted pursuant to clause (vii) below, $25,000,000, and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired and the amount of Debt related thereto is not increased;

    (vii) Liens existing on any property acquired by such Person prior to the acquisition of such property by such Person, provided (a) such Lien shall at all times be confined solely to the property so acquired (and proceeds thereof) and (b) the aggregate principal amount of Debt secured by such Liens does not exceed, together with the principal amount of Debt secured by

Liens permitted pursuant to clause (vi) above, $25,000,000 and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired and the amount of Debt related thereto is not increased;

    (viii) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (a) such Person shall have established adequate reserves for such judgments or awards, (b) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (c) such judgments or awards shall have been bonded to the satisfaction of the Lenders;

    (ix) Any Liens existing on the Agreement Date which are described on
SCHEDULE 10 hereto, and Liens resulting from the refinancing of the related Debt, provided that the Debt secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower;

    (x) any obligations or duties, affecting any property, to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of any material property for the purposes for which such property is held by such Person;

    (xi) zoning laws or ordinances and municipal regulations which do not materially impair the use of any material property for the purposes for which such property is held by such Person;

    (xii) Liens, minor irregularities in or deficiencies of title on any property which do not materially impair the use of any material property for the purposes for which such property is held by such Person; and

    (xiii)    Liens otherwise permitted or contemplated by the Loan Papers.

    "PERSON" means and includes an individual, corporation, partnership, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

    "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA (including a Multiemployer Plan that is covered by Title IV of ERISA) pursuant to which any employees of the Borrower, its Subsidiaries, Unincorporated Ventures or any member of their Controlled Group participate.

    "PRIME RATE" means, at any time, the prime interest rate announced or published by the Administrative Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Administrative Lender.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock of the Borrower that is not Disqualified Capital Stock.

    "QUARTERLY DATE" means the last Business Day of each February, May, August and November, beginning February 28, 1997.

    "REIMBURSEMENT OBLIGATIONS" means, in respect of any Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit and not theretofore reimbursed by the Borrower.

    "REFINANCING ADVANCE" means any Revolving Credit Advance which is used to pay the principal amount (or any portion thereof) of a Revolving Credit Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Revolving Credit Advances.

    "REGULATORY MODIFICATION RETROACTIVE EFFECTIVE DATE" has the meaning specified in Section 8.5 hereof.

    "REGULATORY MODIFICATION SET DATE" has the meaning specified in Section 8.5 hereof.

    "RELEASE DATE" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

    "REPORTABLE EVENT" has the meaning specified in Section 4043(b) of ERISA.

    "REVOLVING CREDIT ADVANCE" means an Advance made pursuant to Section 2.1(a) hereof.

    "REVOLVING CREDIT NOTE" means any Promissory Note of the Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of EXHIBIT A hereto, together with any extension, renewal or amendment thereof or substitution therefor.

    "RIGHTS" means rights, remedies, powers and privileges.

    "S&P" means Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation.

    "S.E.C." means the United States Securities and Exchange Commission.

    "SENIOR DEBT" means Total Debt of the Borrower, its Subsidiaries and Unincorporated Ventures, as appropriate, other than Subordinated Debt.

    "SENIOR NOTES" means, collectively, the Borrower's (a) $100,000,000 senior unsecured notes due 2005, (b) $100,000,000 senior unsecured notes due 2004 and
(c) $50,000,000 medium term notes due 2001.

    "SENIOR SUBORDINATED NOTES" means the Borrower's $120,000,000 9-1/4% Senior Subordinated Notes due May 15, 2003 issued pursuant to the Senior Subordinated
Note Indenture.

    "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture pursuant to which the Senior Subordinated Notes have been issued, as the same may be amended, supplemented or otherwise modified.

    "SIGNIFICANT INVESTMENTS" means those investments of the Borrower in the joint ventures or partnerships set forth on SCHEDULE 8 hereto.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Borrower (a) the revenues attributable to which for the then most recently completed four fiscal quarters constituted (or, with respect to Subsidiaries acquired during such four fiscal quarters, would have constituted had the revenues of such Subsidiary been included for such period) 2.5% or more of the consolidated revenues of the Borrower and its Subsidiaries for such period, or (b) the assets of which as of the end of such period constituted 2.5% or more of the consolidated assets of the Borrower and its Subsidiaries as of the end of such period.

    "SOLVENT" means, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

    "SPECIAL COUNSEL" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Lender may select.

    "SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or if applicable, specified in its most recent Assignment Agreement.

    "SUBSIDIARY" with respect to any Persons, means (a) a corporation at least a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person or (b) a partnership, joint venture or similar entity in which 100% of the ownership, capital, interest or profits is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

    "SUBSIDIARY GUARANTY" means the Guaranty executed by each Significant Subsidiary guaranteeing payment and performance of the Obligations, substantially in the form of EXHIBIT D hereto, as such agreement may be amended, modified, supplemented or restated from time to time.

    "SUBORDINATED DEBT" means any debt, obligation or liability (whether primary, contingent or otherwise) of the Borrower, a Subsidiary or an Unincorporated Venture which by its terms is subordinate in right of payment to the Obligations, provided that the Determining Lenders approve the terms thereof prior to or at the time of the issuance thereof.

    "SWING LINE ADVANCE" means an Advance made pursuant to Section 2.1(b) hereof.

    "SWING LINE BANK" means NationsBank of Texas, N.A. and any successor thereto appointed in accordance with Section 9.1(b) hereof.

    "SWING LINE FACILITY" has the meaning specified in Section 2.1(b) hereof.

    "SWING LINE NOTE" means the Swing Line Note of the Borrower payable to the order of the Swing Line Bank, substantially in the form of EXHIBIT C hereto, together with any extension, renewal or amendment thereof or substitution therefor.

    "TAXES" has the meaning specified in Section 2.15 hereof.

    "TOTAL DEBT" means, as of any date of determination, the sum (without duplication) of (a) all Debt of the Borrower and its Subsidiaries, minus
(b)(i) the aggregate face amount of Bond Letters of Credit outstanding and
(ii) all Debt of the Borrower and its Subsidiaries of the type described in
(A) clauses (f) and (g) of the definition of "DEBT" herein which are set forth on SCHEDULE 9 hereto and (B) clauses (h) and (k) of the definition of "DEBT" herein.

    "TRIBUNAL" means any state, commonwealth, federal, foreign territorial, or other court or governmental department, commission, board, bureau, agency or instrumentality.

    "UCC" means the Uniform Commercial Code of Texas, as amended from time to time.

    "UNINCORPORATED VENTURES" means those Persons designated as "Unincorporated Ventures" on SCHEDULE 3 hereto.

    Section 1.2 AMENDMENTS AND RENEWALS. Each definition of an agreement in this Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders or all Lenders as required pursuant to Section
10.12 hereof.

    Section 1.3 CONSTRUCTION. The terms defined in this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein.

                                      ARTICLE 2

                                       ADVANCES

    Section 2.1    THE ADVANCES.

    (a) REVOLVING CREDIT ADVANCES. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower from time to time up to and including the Maturity Date in an aggregate amount not to exceed an amount equal to (i) its Specified Percentage of the Commitment less (ii) an amount equal to its Specified Percentage of the aggregate amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) for the purposes set forth in Section 5.20 hereof. Notwithstanding the immediately preceding sentence, at no time shall the sum of (i) the aggregate principal amount of Revolving Credit Advances outstanding, plus (ii) the aggregate principal amount of Swing Line Advances outstanding, plus (iii) the aggregate principal amount of all Reimbursement Obligations, plus (iv) the aggregate principal amount of Bid Rate Advances exceed the Commitment. Subject to
Section 2.9 hereof, Revolving Credit Advances may be repaid and then reborrowed. Any Revolving Credit Advance shall, at the option of the Borrower as provided in Section 2.2 hereof (and, in the case of LIBOR Advances, subject to availability and to the provisions of Article 8 hereof), be made as a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding to any Lender, at any one time, more than six LIBOR Advances. On the Maturity Date unless sooner paid as provided herein, the outstanding Revolving Credit Advances shall be repaid in full.

    (b) THE SWING LINE LOANS. The Borrower may request Swing Line Bank to make, and Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, loans ("Swing Line Loans") to Borrower from time to time on any Business Day during the period from the date hereof until the Maturity Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) $10,000,000 and (ii) the sum of (A) the Commitment, MINUS (B) the aggregate principal amount of Revolving Credit Advances then outstanding MINUS (C) the aggregate principal amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) (the "Swing Line Facility") minus (D) the aggregate principal amount of all Bid Rate Advances then outstanding. Each Swing Line Advance shall be in an amount not less than $50,000. Within the limits of the Swing Line Facility, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, Swing Line Advances may be repaid and then reborrowed.

    (c) BID RATE ADVANCES. Each Lender may, in its sole discretion and on the terms and conditions set forth in this Agreement and such other agreements that such Lender may enter into with the Borrower, make Bid Rate Advances to the Borrower from time to time in an aggregate amount not in excess of the difference between (i) the Commitment minus (ii) the sum of (A) the aggregate outstanding principal amount of all Revolving Credit Advances, plus (B) the aggregate outstanding principal amount of all Bid Rate Advances, plus (C) the amount of all Reimbursement Obligations plus (D) the aggregate outstanding principal amount of all Swing Line Advances. Each Bid Rate Advance shall be for a period of not less than 7 days and not more than 90 days. The Lenders shall have no obligation hereunder to offer any Bid Rate Advances and the Borrower may not request any Bid Rate Advances unless the Index Debt Rating is the same as or better than any two of the following: BBB- by S&P , BBB- by ARA or Baa3 by Moody's. Bid Rate Advances may not be prepaid without the prior written consent of the Lender making such Bid Rate Advance.

    Section 2.2    MANNER OF BORROWING AND DISBURSEMENT.

    (a) In the case of Base Rate Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender prior to 10:30 a.m., Dallas, Texas time, on the date of any proposed Base Rate Advance irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Base Rate Advance hereunder. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by Lenders.

    (b) In the case of LIBOR Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender at least three Business Days' irrevocable written notice for LIBOR Advances, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a LIBOR Advance hereunder. Notice shall be given to the Administrative Lender prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to availability and to Article 8 hereof. For LIBOR Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Maturity Date.

    (c) In the case of Swing Line Advances, the Borrower, through an Authorized Signatory, shall give the Swing Line Bank and the Administrative Lender prior to 12:00 noon, Dallas, Texas time, on the date of any proposed Swing Line Advance irrevocable written notice or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Swing Line Advance. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed Swing Line Advance.

    (d) Subject to Sections 2.1 and 2.9 hereof, at least three Business Days prior to each Payment Date for a LIBOR Advance, the Borrower, through an Authorized Signatory, shall give the Administrative Lender irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), specifying whether all or a portion of such LIBOR Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance or a LIBOR Advance, or (ii) is to be repaid and not reborrowed; provided, however, notwithstanding anything in this Agreement to the contrary, if on any Payment Date a Default shall exist, such LIBOR Advance may only be reborrowed as a Base Rate Advance. Upon such Payment Date, such LIBOR Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

    (e) Subject to Sections 2.1 and 2.9 hereof, upon irrevocable written notice to the Administrative Lender prior to 11:00 a.m., Dallas, Texas, time on the date of payment of a Base Rate Advance (or three Business Days if the Borrower wishes to reborrow a LIBOR Advance, through an Authorized Signatory, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), the Borrower may repay a Base Rate Advance on such date, and (i) reborrow all or a portion of the principal amount thereof as a Base Rate Advance, (ii) provided no Default or Event of Default has occurred and is continuing, reborrow all or a portion of the principal amount thereof as one or more LIBOR Advances, or (iii) not reborrow all or any portion of such Base Rate Advance. Upon such date of repayment, such Base Rate Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

    (f) The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the Commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $3,000,000 and which is an integral multiple of $500,000.

    (g) The Administrative Lender shall promptly notify the Lenders of each notice (other than with respect to a Swing Line Advance) received from the Borrower pursuant to this Section and the LIBOR Rate for any proposed LIBOR Advance. Failure of the Borrower to give any notice in accordance with Section 2.2(d) hereof shall result in a repayment of any such existing LIBOR Advance on the applicable Payment Date by a Refinancing Advance which is a Base Rate Advance. Each Lender shall, not later than 1:00 p.m., Dallas, Texas time, on the date of any Revolving Credit Advance that is not a Refinancing Advance, deliver to the Administrative Lender, at its address set forth herein, such Lender's Specified Percentage of such Revolving Credit Advance in immediately available funds in accordance with the Administrative Lender's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Revolving Credit Advance hereunder that is not a Refinancing Advance, the Administrative Lender shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Lender by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Lender. All Revolving Credit Advances shall be made by each Lender according to its Specified Percentage. No Lender shall be relieved of its obligation to fund its Specified Percentage of any Revolving Credit Advance notwithstanding the fact that at any time the aggregate outstanding principal amount of all Bid Rate Advances made by such Lender exceed its Specified Percentage of the Commitment.

    (h) If, in its sole discretion, the Swing Line Bank elects to make the requested Swing Line Advance, the Swing Line Bank shall, not later than 1:30 p.m., Dallas, Texas time, on the date of any Swing Line Advance, deliver to the Administrative Lender at its address set forth herein, the amount of such Swing Line Advance in immediately available funds in accordance with the Administrative Lender's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Swing Line Advance, the Administrative Lender shall, subject to the conditions set forth in Article 3, disburse the amount made available to the Administrative Lender by the Swing Line Bank by (i) transferring such amounts by wire transfer pursuant to the Borrower's instruction or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Lender. Forthwith upon demand by the Swing Line Bank and in any event upon the making of the request or the granting of the consent specified by Section
7.2 to authorize the Administrative Lender to declare the Advances due and payable pursuant to the provisions of Section 7.2, each Lender, including the Swing Line Bank, notwithstanding the failure of the Borrower at such time to satisfy each condition specified in Article 3, shall make by 12:00 noon (Dallas, Texas time) on the first Business Day following receipt by such Lender of notice from the Swing Line Bank, a Revolving Credit Advance which is a Base Rate Advance in an amount equal to the product of (i) the Specified Percentage of such Lender times (ii) the aggregate outstanding principal amount of the Swing Line Advances. The proceeds of such Revolving Credit Advances shall be applied by the Administrative Lender to repay the outstanding Swing Line Advance.

    (i)  BID RATE ADVANCES

         (i) In the case of Bid Rate Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender (which shall promptly notify the Lenders) prior to 11:00 a.m., Dallas, Texas time, at least one Business Day prior to the proposed borrowing, irrevocable written notice of its intention to borrow a Bid Rate Advance. Such notice of borrowing shall specify (i) the requested funding date, which shall be a Business Day, (ii) the aggregate amount of the proposed Bid Rate Advances, (iii) the maturities of such Bid Rate Advances selected by the Borrower, provided that no such maturities shall extend past the Maturity Date and (iv) any other terms applicable thereto.

         (ii) Each Lender shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Advances to the Borrower as part of such proposed borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by making a written quote to the Administrative Lender (which shall give prompt notice thereof to the Borrower) before 9:30 a.m., Dallas, Texas time, on the date of such proposed borrowing, setting forth the minimum amount and maximum amount of each Bid Rate Advance which such Lender would be willing to make as part of the proposed borrowing (which amounts may exceed such Lender's Specified Percentage of the Commitment) and the rate or rates of interest therefor. If NationsBank of Texas, N.A. elects to offer to make one or more Bid Rate Advances, it shall deliver its written quote with respect to the proposed borrowing to the Borrower prior to the Administrative Lender's receipt of any other Lender's written quote for such proposed borrowing. The Administrative Lender shall notify the Borrower of each written quote provided by each Lender with respect to the proposed borrowing before 10:00 a.m., Dallas, Texas, on the date of such proposed borrowing. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Lender before 9:30 a.m., Dallas, Texas time, on the date of such proposed borrowing, and such Lender shall not make any Bid Rate Advance as part of such borrowing. If any Lender shall fail to respond to the Administrative Lender by such time, such Lender shall be deemed to have elected not to make an offer.

         (iii) The Borrower shall, in turn, before 10:30 a.m., Dallas, Texas time, on the date of such proposed borrowing either

              (A) cancel such proposed borrowing by giving the Administrative Lender notice to that effect, or

              (B) accept one or more of the offers made by any Lender or Lenders pursuant to clause (ii) above, in its sole discretion, by giving notice to the Administrative Lender of the amount of each Bid Rate Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, for which notification was given to the Borrower by the Administrative Lender on behalf of such Lender for such Bid Rate Advance pursuant to clause (ii) above) to be made by each Lender as part of such borrowing, and reject any remaining offers made by the Lenders pursuant to clause (ii) above by giving the Administrative Lender notice to that effect.

         (iv) If the Borrower notifies the Administrative Lender that such proposed borrowing is cancelled pursuant to clause (iii)(A) above, the Administrative Lender shall give prompt notice thereof to the Lenders and such borrowing shall not be made.

         (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to clause (iii)(B) above, the Administrative Lender shall in turn promptly notify each Lender of the date, rate of interest, and amount of each Bid Rate Advance and the Lender making such Advance.

    Section 2.3    INTEREST.

    (a)  ON BASE RATE ADVANCES.

         (i) The Borrower shall pay interest on the outstanding unpaid principal amount of each Base Rate Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, which shall be payable as set forth in Section 2.3(a)(ii) hereof, at a simple interest rate per annum equal to the Base Rate Basis for such Base Rate Advance as in effect from time to time, provided that interest on such Base Rate Advance shall not exceed the Maximum Amount. If at any time the Base Rate Basis would exceed the Highest Lawful Rate, interest payable on such Base Rate Advance shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on such Advance equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

         (ii) Interest on each Base Rate Advance shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

    (b)  ON LIBOR ADVANCES.

         (i) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a rate per annum equal to the LIBOR Basis for such Advance. The Administrative Lender, whose determination shall be conclusive, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Borrower and the Lenders of such LIBOR Basis.

         (ii) Subject to Section 10.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, however, that if the Interest Period for such Advance exceeds three months, interest shall also be due and payable in arrears on each Quarterly Date during such Interest Period.

    (c)  ON SWING LINE ADVANCES.

         (i) The Borrower shall pay interest on the outstanding principal amount of such Swing Line Advance, from the date such Swing Line Advance is made until it is due (whether at maturity, by reason of acceleration or otherwise) or repaid, which shall be payable as set forth in
    Section 2.3(c)(ii) hereof, equal to the Base Rate in effect from time to time minus 1/2%, but not higher than the Highest Lawful Rate.

         (ii) Interest on each Swing Line Advance shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

    (d) ON BID RATE ADVANCES. The Borrower shall pay interest on the outstanding unpaid principal amount of each Bid Rate Advance at a per annum rate equal to the interest rate agreed to by the Borrower and the Lender making such Bid Rate Advance pursuant to Section 2.2(i) hereof. Interest on each Bid Rate Advance shall be computed and shall be payable at such times as agreed upon between the Borrower and the Lender making such Advance pursuant to
Section 2.2(i) hereof.

    (e) INTEREST IF NO NOTICE OF SELECTION OF INTEREST RATE BASIS. If the Borrower fails to give the Administrative Lender timely notice of its selection of a LIBOR Basis or an Interest Period for a LIBOR Advance, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded due to the fault of the Borrower, the appropriate Base Rate Basis shall apply to such Advance.

    (f) INTEREST AFTER AN EVENT OF DEFAULT. (i) After an Event of Default (other than an Event of Default specified in Section 7.1(f) hereof) and during any continuance thereof, at the option of Determining Lenders, and (ii) after an Event of Default specified in Section 7.1(f) hereof and during any continuance thereof, automatically and without any action by the Administrative Lender or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Maturity Date, and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Determining Lenders) of the applicable Event of Default,
(ii) agreement by the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Papers, or to give notice to the Borrower of the decision to charge interest at the Default Rate. The Lenders will undertake to notify the Borrower, after the effective date, of the decision to charge interest at the Default Rate.

    Section 2.4    FEES.

    (a) FACILITY FEE. Subject to Section 10.9 hereof, the Borrower agrees to pay to the Administrative Lender, for the ratable account of the Lenders, a facility fee on the daily average amount of the Commitment at the following per annum percentages, applicable in the following situations:


          Applicability                                           Percentage
          -------------                                           ----------
Category 1 - The Leverage Ratio is not less                         0.3000
than 3.50 to 1 or the Index Debt Rating is any two of the following: BB by S&P, BB by ARA or Ba2 by Moody's

Category 2 - The Leverage Ratio is less than                        0.2250
3.50 to 1 but not less than 3.0 to 1 or the Index Debt Rating is any two of the following:
BB+ by S&P, BB+ by ARA or Ba1 by Moody's

Category 3 - The Leverage Ratio is less than                        0.1875
3.00 to 1 but not less than 2.50 to 1 or the Index Debt Rating is any two of the following:
BBB- by S&P, BBB- by ARA or Baa3 by Moody's

Category 4 - The Leverage Ratio is less than                        0.1500
2.50 to 1 but not less than 2.0 to 1 or the Index Debt Rating is any two of the following:
BBB by S&P, BBB by ARA or Baa2 by Moody's

Category 5 - The Leverage Ratio is less than                        0.1250
2.00 to 1 or the Index Debt Rating is any two of the following: BBB+ or better by S&P, BBB+ or better by ARA or Baa1 or better by Moody's


Such fee shall accrue from the date of the initial Advance and shall be payable
(i) in arrears on each Quarterly Date and on the Maturity Date, fully earned when due and, subject to Section 10.9 hereof, nonrefundable when paid and
(ii) computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. (a) If the Index Debt Rating and the Leverage Ratio are in different categories, the facility fee shall be determined on whichever of the Index Debt Rating or the Leverage Ratio falls within the superior (or numerically higher) category, (b) if the facility fee is determined based on the Leverage Ratio and the financial statements of the Borrower setting the Leverage Ratio are not received by the Administrative Lender by the date required pursuant to Section 6.1(a) or 6.1(b) hereof, the facility fee shall be determined as if the Leverage Ratio is not less than 3.50 to 1 until such time as the financial statements are received, (c) if the Index Debt Rating established by ARA shall fall within a different category than both Moody's and S&P, the facility fee shall be determined by reference to Moody's or S&P, whichever shall be the superior (or numerically higher) category, but not to exceed two rating levels higher than the other rating agency and (e) such fee shall be adjusted on each Adjustment Date if determined based on the
(i) Leverage Ratio, according to the performance of the Borrower for the most recent fiscal quarter or (ii) the Index Debt Rating, according to the most recent determination of the Index Debt Rating. If the rating system of Moody's, S&P or ARA shall change prior to the Maturity Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings to reflect such changed rating system.

    (b) CLOSING FEE. Subject to Section 10.9 hereof, the Borrower agrees to pay to the Administrative Lender, for the account of each Lender a closing fee equal to (i) 0.10% of such Lender's portion of the Commitment if such Lender's portion of the Commitment is $35,000,000 or greater, (ii) 0.075% of such Lender's portion of the Commitment if such Lender's portion of the Commitment is $25,000,000, and (iii) 0.050% of such Lender's portion of the Commitment if such Lender's portion of the Commitment is $15,000,000. Such fee shall be payable on the date of the initial Advance, fully earned when due and, subject to
Section 10.9 hereof, nonrefundable when paid.

    (c) OTHER FEES. Subject to Section 10.9 hereof, the Borrower agrees to pay to the Administrative Lender, for its account and not the account of the Lenders, the fees provided for in the letter agreement ("Fee Letter"), dated as of the Agreement Date, between the Borrower and the Administrative Lender on the date and in the amounts specified therein.

    Section 2.5    PREPAYMENT.

    (a) VOLUNTARY PREPAYMENTS. The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance, upon notice as required for a repayment of a Base Rate Advance as provided in Section 2.2(e) hereof. LIBOR Advances may be voluntarily prepaid upon notice as required for repayments of LIBOR Advances as provided in Section 2.2(d) hereof, but only so long as the Borrower concurrently reimburses the Lenders in accordance with Section 2.9 hereof. The principal amount of any Swing Line Advance may be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance. Any notice of prepayment shall be irrevocable.

    (b) MANDATORY PREPAYMENT. On or before the date of any reduction of the Commitment, the Borrower shall prepay outstanding Advances in an amount necessary to reduce the same to an amount less than or equal to the Commitment as so reduced. The Borrower shall first prepay all Base Rate Advances, second prepay all Swing Line Advances and shall thereafter prepay LIBOR Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. To the extent that outstanding Advances and Reimbursement Obligations exceed the Commitment after any reduction thereof, the Borrower shall repay any such excess amount and all accrued interest thereon on the date of such reduction.

    (c) PREPAYMENTS, GENERALLY. Any prepayment of an Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial prepayment of a Base Rate Advance shall be in a principal amount of $100,000 or an integral multiple thereof.

Any voluntary partial prepayment of a Swing Line Advance shall be in a principal amount of $50,000 or an integral multiple thereof. All voluntary prepayments shall be applied in the order directed in writing by the Borrower to the Administrative Lender. If the Borrower fails to so direct the Administrative Lender or if the prepayment occurs during the occurrence and continuance of an Event of Default, such prepayment shall be applied in the inverse order of maturity.

    Section 2.6    REDUCTION OF COMMITMENT.

    (a) VOLUNTARY REDUCTION. The Borrower shall have the right, upon not less than 10 Business Days' notice (provided no notice shall be required for a termination in whole of the Commitment) by an Authorized Signatory to the Administrative Lender (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Commitment, in whole or in part. Each partial termination shall be in an aggregate amount which is at least $1,000,000 and which is an integral multiple of $100,000, and no voluntary reduction in the Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period.

    (b) MANDATORY REDUCTION. On the Maturity Date, the Commitment shall automatically reduce to zero.

    (c) GENERAL REQUIREMENTS. Upon any reduction of the Commitment pursuant to this Section, the Borrower shall immediately make a repayment of applicable Advances in accordance with Section 2.5(b) hereof. The Borrower shall reimburse each Lender for any loss or out-of-pocket expense incurred by each Lender in connection with any such payment, as set forth in Section 2.9 hereof to the extent applicable. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Commitment may not be increased or reinstated.

    Section 2.7 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE LENDER. Unless the Administrative Lender shall have been notified by a Lender prior to the date of any proposed Revolving Credit Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Revolving Credit Advance available to the Administrative Lender, the Administrative Lender may assume that such Lender has made such proceeds available to the Administrative Lender on such date, and the Administrative Lender may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Lender by such Lender, the Administrative Lender shall, without prejudice to the Borrower's rights against such Lender, be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Lender receives such amount from the Lender, at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii)(A) in the case of such Lender, the Federal Funds Rate or (B) in the case of the Borrower, the interest rate applicable to such Revolving Credit Advance. No Lender shall be liable for any other Lender's failure to fund a Revolving Credit Advance hereunder.

    Section 2.8 PAYMENT OF PRINCIPAL OF ADVANCES. The Borrower agrees to pay the principal amount of the Advances to the Administrative Lender for the account of the Lenders as follows:

    (a) END OF INTEREST PERIOD. The principal amount of each Advance hereunder shall be due and payable on its Payment Date, which principal payment (other than in respect of a Bid Rate Advance) may be made by means of a Refinancing Advance.

    (b) COMMITMENT REDUCTION. On the date of reduction of the Commitment pursuant to Section 2.6 hereof, including the Maturity Date, the aggregate amount of the Advances outstanding on such date of reduction in excess of the Commitment as reduced shall be due and payable, which principal payment may not be made by means of Refinancing Advances.

    (c) MATURITY DATE. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Advances, all accrued interest and fees thereon, and all other Obligations related thereto, shall be due and payable in full on the Maturity Date.

    Section 2.9 REIMBURSEMENT. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow or repay any LIBOR Advance after having given notice of its intention to borrow or repay in accordance with Section
2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (b) any prepayment for any reason of any LIBOR Advance in whole or in part, the Borrower agrees to pay to any such Lender, upon its demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses, subject to Section 10.9 hereof. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, calculated in its usual fashion, absent manifest error, shall be binding and conclusive. Such losses shall include, without limiting the generality of the foregoing, lost profits and reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. Upon request of the Borrower, such Lender shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

    Section 2.10   MANNER OF PAYMENT.

    (a) Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Paper shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Lender at the Administrative Lender's office, in lawful money of the United States of America constituting immediately available funds.

    (b) If any payment under this Agreement or any other Loan Paper shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

    (c) The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Papers without deduction for set-off or counterclaim or any deduction whatsoever.

    (d) If some but less than all amounts due from the Borrower are received by the Administrative Lender, the Administrative Lender shall apply such amounts in the following order of priority: (i) to the payment of the Administrative Lender's expenses incurred on behalf of the Lenders then due and payable, if any; (ii) to the payment of all other fees and amounts then due and payable under the Loan Papers; (iii) to the payment of interest then due and payable on the Advances; (iv) to the payment of principal then due and payable on the Advances; and (v) to the payment of any outstanding Reimbursement Obligations.

    (e) Each payment by the Borrower in respect of obligations relating to the Revolving Credit Advances and the Letters of Credit (whether for principal, interest, fees or otherwise) shall be made to the Administrative Lender for the account of the Lenders pro rata in accordance with their respective Specified Percentages. Each payment by the Borrower in respect of obligations relating to Swing Line Advances (whether for principal, interest, fees or otherwise) shall be made to the Administrative Lender for the account of the Swing Line Bank. Each payment by the Borrower in respect of obligations related to Bid Rate Advances (whether for principal, interest, fees or otherwise) shall be made to the Administrative Lender for the account of each Lender holding such Bid Rate Advance. Notwithstanding anything in this Section 2.10(e) or any other provision of this Agreement or any other Loan Paper to the contrary, any payment by the Borrower in respect of any Advances after acceleration of the Advances pursuant to Section 7.2 or any monies received by the Administrative Lender as a result of the exercise of remedies under any Loan Papers after acceleration of the Advances pursuant to Section 7.2 shall be distributed pro rata to each Lender based on the percentage that the outstanding Advances and Reimbursement Obligations owed to such Lender bears to the aggregate Advances and Reimbursement Obligations owed to all Lenders.

    Section 2.11 LIBOR LENDING OFFICES. Each Lender's initial LIBOR Lending Office is set forth opposite its name in SCHEDULE 1 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer

(except any such transfer which is made by a Lender pursuant to Section 8.2 or 8.3 hereof, or otherwise for the purpose of complying with Applicable
Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

    Section 2.12   SHARING OF PAYMENTS.  Any Lender obtaining a payment
(whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Revolving Credit Advances or its participation in the Letters of Credit (other than pursuant to Sections 2.15, 2.16(d), 8.3 or 8.5), in excess of its Specified Percentage of all payments made by the Borrower with respect to Revolving Credit Advances and the Letters of Credit shall purchase from each other Lender such participation in the Revolving Credit Advances made by such other Lender or its participation in the Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to Specified Percentages with each other Lender; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

    Section 2.13 CALCULATION OF RATES. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

    Section 2.14 BOOKING LOANS. Any Lender may make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of any Affiliate.

    Section 2.15   TAXES.

    (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Lender, taxes imposed on, based upon or measured by its overall net income, net worth or capital, and franchise taxes, doing business taxes or minimum taxes imposed on it, (i) by the jurisdiction under the laws of which such Lender or the Administrative Lender (as the case may be) is organized and in which it has its applicable lending office or any political subdivision thereof; (ii) by any other jurisdiction, or any political subdivision thereof, other than those imposed by reason of (A) an asserted relation of such jurisdiction to the transactions contemplated by this Agreement, (B) the activities of the Borrower in such jurisdiction, or (C) the activities in connection with the transactions contemplated by this Agreement of a Lender or the Administrative Lender;
(iii) by reason of failure by the Lender or the Administrative Lender to comply with the requirements of paragraph (e) of this Section 2.15; and (iv) in the case of any Lender, any Taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by such Lender of all or any portion of its interest in this Agreement, the Notes or any other Loan Papers (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Lender, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

    (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than (i) Taxes described in clause (iv) of the first sentence of Section 2.15(a) and (ii) mortgage taxes payable in Oklahoma) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "Other Taxes").

    (c) The Borrower will indemnify each Lender and the Administrative Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.15) paid by such Lender or the Administrative Lender (as the case may
be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence on the part of such Lender or the Administrative Lender, PROVIDED, HOWEVER, that the Borrower shall have no obligation to indemnify such Lender or the Administrative Lender unless and until such Lender or the Administrative Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the basis of the Borrower's obligation to indemnify such Lender or the Administrative Lender pursuant to this Section 2.15. This indemnification shall be made within 30 days from the date such Lender or the Administrative Lender (as the case may be) makes written demand therefor.

    (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Lender the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Administrative Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Lender, in either case stating that such payment is exempt from or not subject to Taxes, PROVIDED, HOWEVER, that such certificate or opinion need only be given if: (i) the Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this Section 2.15 the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

    (e)  Each Lender which is not a United States Person hereby agrees that:

         (i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.6 after the Agreement Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Administrative Lender, with a copy to the Administrative Lender:

         (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"),

         (B) if any lending office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001").

    in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

         (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrower through the Administrative Lender, with a copy to the Administrative Lender, in replacement for the forms previously delivered by it hereunder:

         (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

         (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

    in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

         (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Lender with a copy to the Administrative Lender, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender;

         (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes; and

         (v) it shall notify the Borrower within 30 days after any event (including an amendment to, or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority, or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments without any deduction or withholding of United States federal income tax.

    (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

    (g)  Any Lender claiming any additional amounts payable pursuant to this
Section 2.15 shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender.

    (h) Each Lender (and the Administrative Lender with respect to payments to the Administrative Lender for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's lending office) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this Section 2.15; PROVIDED, HOWEVER, the Lenders and the Administrative Lender shall not be obligated by reason of this Section 2.15(h) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this
Section 2.15 and the Lender or the Administrative Lender receives a refund of any or all of such sums, such refund shall be applied to reduce any amounts then due and owing under this Agreement or, to the extent that no amounts are due and owing under this Agreement at the time such refunds are received, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default or Event of Default is in existence at such time.

    Section 2.16   LETTERS OF CREDIT.

    (a) THE LETTER OF CREDIT FACILITY. The Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, issue, Financial Letters of Credit and Non-Financial Letters of Credit (collectively, the "Letters of Credit") for the account of the Borrower from time to time on any Business Day from the date of the initial Advance until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed at any time outstanding the lesser of (i) $25,000,000 (the "Letter of Credit Facility") and (ii) the remainder of (A) the Commitment MINUS (B) the aggregate principal amount of Advances then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the Maturity Date. Immediately upon the issuance of each Letter of Credit (or upon the Agreement Date, with respect to Existing Letters of Credit), the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Specified Percentage times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.16(a), repay any Advances resulting from drawings thereunder pursuant to Section 2.16(c) and request the issuance of additional Letters of Credit under this Section 2.16(a).

    (b) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Lender and each Lender prompt notice thereof by telex, telecopier or cable. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank in form and substance reasonably satisfactory to the Borrower and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Letter of Credit Agreement"), PROVIDED that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier or cable, specifying therein, in the case of a Letter of Credit, the requested
(A) date of such issuance (which shall be a Business Day), (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) form of such

Letter of Credit and (F) such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in Section 10.1 or as otherwise agreed with the Borrower in connection with such issuance.

    (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Revolving Credit Advance, which shall bear interest at the applicable Base Rate Basis, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article 3 hereof). In the event that a drawing under any Letter of Credit is not reimbursed by the Borrower by 11:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Bank shall promptly notify Administrative Lender and each other Lender. Each such Lender shall, on the first Business Day following such notification, make a Revolving Credit Advance, which shall bear interest at the applicable Base Rate Basis, and shall be used to repay the applicable portion of the Issuing Bank's Revolving Credit Advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article 3 hereof) and shall make available to the Administrative Lender for the account of the Issuing Bank, by deposit at the Administrative Lender's office, in same day funds, the amount of such Revolving Credit Advance. In the event that any Lender fails to make available to the Administrative Lender for the account of the Issuing Bank the amount of such Revolving Credit Advance, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

    (d) INCREASED COSTS. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or (ii) impose on the Issuing Bank or any Lender any other condition regarding this Agreement or such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of purchasing any participation therein or making any Advance pursuant to Section 2.16(c) ("Increased Letter of Credit Costs"), then, upon demand by the Issuing Bank or such Lender, the Borrower shall, subject to Section 10.9 hereof, pay to the Issuing Bank or such Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender for such Increased Letter of Credit Costs. Notwithstanding the foregoing, any demand for Increased Letter of Credit Costs shall not include any Letter of Credit Costs with respect to any period more than 180 days prior to the date that the Issuing Bank or any Lender gives notice to the Borrower of such Increased Letter of Credit Costs unless the effective date of the condition which results in the right to receive Increased Letter of Credit Costs is retroactive (the "Increased
Letter of Credit Costs Retroactive Effective Date"). If any Increased Letter of Credit Costs has an Increased Costs Letter of Credit Retroactive Effective Date and the Issuing Bank or any Lender demands compensation within 180 days after the date setting the Increased Letter of Credit Costs Effective Date
(the "Increased Letter of Credit Costs Set Date"), the Issuing Bank or such Lender, as appropriate, shall have the right to receive such Increased Letter of Credit Costs from the Increased Letter of Credit Retroactive Effective
Date. If the Issuing Bank or a Lender does not demand such Increased Letter of Credit Costs within 180 days after the Increased Letter of Credit Costs
Set Date, the Issuing Bank or such Lender, as appropriate, may not receive payment of Increased Letter of Credit Costs with respect to any period more than 180 days prior to such demand. A certificate as to the amount of such Increased Costs, submitted to the Borrower by the Issuing Bank or such Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be conclusive and binding for all purposes, absent manifest error. The obligations of the Borrower under this Section 2.16(d) shall survive termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this Section 2.16(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of the Issuing
Bank or such Lender, be otherwise disadvantageous.

    (e) OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Advance pursuant to Section 2.16(c) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

         (i) any lack of validity or enforceability of this Agreement, any other Loan Paper, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Advance pursuant to Section 2.16(c) or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

         (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

         (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except to the extent that the failure of the Issuing Bank to determine such insufficiency is a result of the Issuing Bank's gross negligence or wilful misconduct;

         (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct;

         (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Advance pursuant to Section 2.16(c); or

         (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than the Issuing's Bank gross negligence or wilful misconduct.

    (f)  COMPENSATION.

         (i) FINANCIAL LETTERS OF CREDIT. Subject to Section 10.9 hereof, the Borrower shall pay to the Administrative Lender for the account of each Lender a fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) on the average daily amount available for drawing under all outstanding Financial Letters of Credit at the following per annum percentages, applicable in the following situations:


                 Applicability                            Percentage
                 -------------                            ----------
      CATEGORY 1 - The Leverage Ratio is not less            1.000
      than 3.50 to 1 or the Index Debt Rating is any two of the following: BB by S&P, BB by ARA or Ba2 by Moody's

      CATEGORY 2 - The Leverage Ratio is less                0.700
      than 3.50 to 1 but not less than 3.00 to 1 or the Index Debt Rating is any two of the following: BB+ by S&P, BB+ by ARA or Ba1 by Moody's

      CATEGORY 3 - The Leverage Ratio is less                0.525
      than 3.00 to 1 but not less than 2.50 to 1 or the Index Debt Rating is any two of the following: BBB- by S&P, BBB- by ARA or Baa3 by Moody's

      CATEGORY 4 - The Leverage Ratio is less                0.400
      than 2.50 to 1 but not less than 2.00 to 1 or the Index Debt Rating is any two of the following: BBB by S&P, BBB by ARA or Baa2 by Moody's

      CATEGORY 5 - The Leverage Ratio is less                0.350
      than 2.00 to 1 or the Index Debt Rating is any two of the following: BBB+ or better by S&P, BBB+ or better by ARA or Baa1 or better by Moody's



         (ii) NON-FINANCIAL LETTERS OF CREDIT. Subject to Section 10.9 hereof, the Borrower shall pay to the Administrative Lender for the account of each Lender a fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) on the average daily amount available for drawing under all outstanding Non-Financial Letters of Credit at the following per annum percentages, applicable in the following situations:

                  Applicability                            Percentage
                  -------------                            ----------
      CATEGORY 1 - The Leverage Ratio is not less            0.5000
      than 3.50 to 1 or the Index Debt Rating is any two of the following: BB by S&P, BB by ARA or Ba2 by Moody's

      CATEGORY 2 - The Leverage Ratio is less                0.3500
      than 3.50 to 1 but not less than 3.00 to 1 or the Index Debt Rating is any two of the following: BB+ by S&P, BB+ by ARA or Ba1 by Moody's

      CATEGORY 3 - The Leverage Ratio is less                0.2625
      than 3.00 to 1 but not less than 2.50 to 1 or the Index Debt Rating is any two of the following: BBB- by S&P, BBB- by ARA or Baa3 by Moody's

      CATEGORY 4 - The Leverage Ratio is less                0.2000
      than 2.50 to 1 but not less than 2.00 to 1 or the Index Debt Rating is any two of the following: BBB by S&P, BBB by ARA or Baa2 by Moody's

      CATEGORY 5 - The Leverage Ratio is less                0.1750
      than 2.00 to 1 or the Index Debt Rating is any two of the following: BBB+ or better by S&P, BBB+ or better by ARA or Baa1 or better by Moody's

         (iii) ADJUSTMENT OF LETTER OF CREDIT FEE. The fee payable in respect of the Letters of Credit shall be adjusted on each Adjustment Date if determined based on the (i) Leverage Ratio, on a quarterly basis according to the performance of the Borrower for the most recent fiscal quarter or (ii) the Index Debt Rating, according to the most recent determination of the Index Debt Rating. For purposes of the foregoing,
    (a) if the Index Debt Rating and the Leverage Ratio are in different categories, the letter of credit fee shall be determined on whichever of the Index Debt Rating or the Leverage
    Ratio falls within the superior (or numerically higher) category, (b) if the Letter of Credit fee is determined based on the Leverage Ratio and the financial statements of the Borrower setting forth the Leverage
    Ratio are not received by the Administrative Lender by the date required pursuant to Section 6.1(a) or 6.1(b) hereof, the Letter of Credit fee shall be determined as if the Leverage Ratio is not less than 3.50 to 1 until such time as such financial statements are received, (c) if the Index Debt Rating established by ARA shall fall within a different category than both Moody's and S&P, the Letter of Credit fee shall be determined by reference to Moody's or S&P, whichever shall be the superior (or numerically higher) category, but not to exceed two rating levels higher than the other rating agency. If the rating system of Moody's, S&P or ARA shall change prior to the Maturity Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings to reflect such changed rating system.

         (iv) OTHER FEES.  In addition to the foregoing fees, subject to
    Section 10.9 hereof, the Borrower shall also pay to the Issuing Bank for its sole account (i) such customary fees, costs and expenses as may be separately agreed to between the Borrower and the Issuing Bank and (ii) an issuance and fronting fee in the amount of 0.075% of the average daily amount available for drawing under all outstanding Letters of Credit, which fronting fee shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date.

    (g)  L/C CASH COLLATERAL ACCOUNT.

         (i) Upon the occurrence and continuance of an Event of Default and demand by the Administrative Lender pursuant to Section 7.2(c), the Borrower will promptly pay to the Administrative Lender in immediately available funds (which payment may not be made by means of an Advance) an amount equal to 102% of the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by the Administrative Lender shall be deposited by the Administrative Lender in a deposit account maintained by the Issuing Bank (the "L/C Cash Collateral Account").

         (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Lender (for the benefit of the Issuing Bank and Lenders), and creates in the Administrative Lender's favor (for the benefit of the Issuing Bank and Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Lender and the Borrower shall have no right to withdraw or to cause the Administrative Lender to withdraw any funds deposited in the L/C Cash Collateral Account. At any time and from time to time, upon the Administrative Lender's request, the Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Lender's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (ii) and of the rights and powers herein granted. The Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than (A) the Lien granted under this paragraph (ii) and (B) Permitted Collateral Liens.

         (iii) The Administrative Lender shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable if and to the extent that the Borrower shall fail directly to pay such Reimbursement Obligations and (B) after the Maturity Date and provided no Letters of Credit are outstanding, apply any proceeds remaining in the L/C Cash Collateral Account FIRST to pay any unpaid Obligations then outstanding hereunder and THEN to refund any remaining amount to the Borrower.

         (iv) The Borrower, no more than once in any calendar month, may direct the Administrative Lender to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (B) one or more other types of investments permitted by the Determining Lenders, in each case with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrower, the Administrative Lender shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of the Determining Lenders with such maturities as the Administrative Lender, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Lender's name for the account of the Lenders. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Lender and the Lenders harmless from any and all such losses and taxes. Administrative Lender may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Lender) as a result of such application.

         (v) At such time, if any, which the Commitment has been terminated and the only unpaid amount of the Obligations outstanding is Reimbursement Obligations, the Administrative Lender shall release to the Borrower, no more than once in any calendar month, the amount by which funds held in the L/C Cash Collateral Account exceed 110% of the aggregate outstanding Reimbursement Obligations. At such time as any Event of Default is cured or waived, the Administrative Lender shall, upon written instruction from the Borrower, promptly distribute to the Borrower any funds held in the L/C Cash Collateral Account.

         (vi) The Borrower shall pay to the Administrative Lender the fees customarily charged by the Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account.


                                      ARTICLE 3

                                 CONDITIONS PRECEDENT

    Section 3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCES AND THE INITIAL LETTERS OF CREDIT. The obligation of each Lender to sign this Agreement and to make any Advance, and the obligation of the Issuing Bank to issue Letters of Credit is subject to receipt by the Administrative Lender of the following, in form and substance satisfactory to each Lender, with a copy (except for the Notes) for each Lender, or satisfaction of the following:

    (a) a loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Papers, certifying that no Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the articles of incorporation of the Borrower, certified to be true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of the by-laws of the Borrower, as in effect on the Agreement Date, (iii) a copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement, the Notes and the other Loan Papers to which it is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation and each state in which it is qualified to do business;

    (b) a certificate of an officer acceptable to the Lenders of each Significant Subsidiary, certifying as to the incumbency of the officers signing the Loan Papers to which it is a party, and including (i) a copy of its articles of incorporation (or articles of partnership or other appropriate governing documents), certified as true, complete and correct by the secretary of state of its state of incorporation or organization, (ii) a copy of its by-laws (or partnership agreement or other appropriate governing document), as in effect on the Agreement Date, (iii) a copy of the resolutions authorizing it to execute, deliver and perform the Loan Papers to which it is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation;

    (c) duly executed Revolving Credit Notes, payable to the order of the respective Lenders and in an amount for each Lender equal to its Specified Percentage of the Commitment;

    (d) opinions of counsel to the Borrower and the Subsidiaries addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Agreement Date, and covering the matters set forth in Sections 4.1(a),
(b), (c), (g), (l), (m) and (o) and such other matters incident to the transactions contemplated hereby as the Administrative Lender or Special Counsel may reasonably request;

    (e) reimbursement for the Administrative Lender for Special Counsel's reasonable fees and expenses rendered through the Agreement Date;

    (f) evidence that all corporate or other proceedings of the Borrower and Subsidiaries taken in connection with the transactions contemplated by this Agreement and the other Loan Papers shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Lender, Special Counsel or any Lender may reasonably request in connection with such transactions;

    (g)  the closing fee as required pursuant to Sections 2.4(b);

    (h) the duly executed and completed Guaranty Agreements, dated as of the Agreement Date;

    (i)  any fees required to be paid pursuant to the Fee Letter;

    (j) a certificate of an officer acceptable to the Lenders, in form and substance satisfactory to the Lenders, certifying that the execution, delivery and performance by the Obligors of the Loan Papers will not violate or result in a default in respect of any of the terms of the Senior Subordinated Notes or the Senior Notes;

    (k) payment in full of all accrued and outstanding obligations under the Existing Credit Agreements (other than in respect of the Existing Letters of Credit) whereupon all obligations of the Borrower (excluding those obligations which expressly survive termination of the Existing Credit Agreements) and the lenders party thereto shall terminate;

    (l) the duly executed Swing Line Note, payable to the order of the Swing Line Bank in the principal amount of $10,000,000;

    (m) duly executed Bid Rate Notes, payable to the order of each Lender in the principal amount of $325,000,000; and

    (n) in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Lender or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation the status, organization or authority of the Borrower or any Subsidiary or any other Person executing a Loan Paper, and the enforceability of the Obligation.

    Section 3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT. The obligation of each Lender to make each Advance hereunder, and the obligation of the Issuing Bank to issue each Letter of Credit hereunder is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance or issuance:

    (a) With respect to Advances other than Refinancing Advances and each issuance of a Letter of Credit, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance or issuance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or issuance;

    (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Lender. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or issuance, is received by the Administrative Lender from the Borrower prior to the making of such Advance or issuance;

    (c) There shall not exist a Default hereunder, with respect to Advances other than Refinancing Advances, or with respect to the issuance of Letters of Credit, or an Event of Default, with respect to any Refinancing Advance, and, with respect to each Advance other than a Refinancing Advance, and with respect to issuance of each Letter of Credit, the Administrative Lender shall have received written or telephonic certification thereof by an Authorized Signatory (which certification, if telephonic, shall be followed promptly by written certification);

    (d) The aggregate Advances and Reimbursement Obligations, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the maximum principal amount then permitted to be outstanding hereunder;

    (e) The Administrative Lender shall have received all such other certificates, reports, statements, opinions of counsel or other documents as the Administrative Lender or any Lender may reasonably request; PROVIDED, HOWEVER, that the obligation of each Lender to make a Revolving Credit Advance pursuant to Sections 2.2(g) and 2.16(c) shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) the occurrence of any Default or Event of Default, (ii) the failure of the Borrower to satisfy any condition set forth in this Section 3.2, or (iii) any other circumstance, happening or event whatsoever, except that the conditions precedent set forth in Sections 3.1 and 3.2 with respect to the Swing Line Loan or the Letter of Credit for which such Revolving Credit Advance is made pursuant to Section 2.2(g) or 2.16(c) shall have been satisfied in full at the time of the making of such Swing
Line Loan or the issuance of such Letter of Credit; and

    (f) The making of such Advance or the issuance of or participation in such Letter of Credit by any Lender does not violate or contravene any Applicable Law and is not enjoined, temporarily, preliminarily or permanently.

                                      ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES

    Section 4.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to each Lender as follows:

    (a) ORGANIZATION; POWER; QUALIFICATION. As of the Agreement Date, the respective jurisdiction of incorporation and percentage ownership by the Borrower or another Subsidiary of the Subsidiaries and Unincorporated Ventures listed on SCHEDULE 3 are true and correct. Each of the Borrower and its Subsidiaries and Unincorporated Ventures is a corporation or partnership, as designated on SCHEDULE 3, duly organized, validly existing and in good standing under the laws of its state of organization. All of the outstanding Capital Stock of the Borrower and its Subsidiaries and Unincorporated Ventures has been validly issued and fully paid and is non-assessable. Each of the Borrower and its Subsidiaries has the corporate or other power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and its Subsidiaries and Unincorporated Ventures is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Material Adverse Effect.

    (b) AUTHORIZATION. The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Loan Parties has corporate or other power and has taken all necessary corporate or other action to execute, deliver and perform the Loan Papers to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Paper has been duly executed and delivered by the Loan Party executing it. Each of the Loan Papers to which the Loan Parties are party is a legal, valid and binding respective obligation of the Loan Party executing it, enforceable in accordance with its terms, subject to the following qualifications: (i) equitable principles generally, and (ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of any Loan Party).

    (c)  COMPLIANCE WITH OTHER LOAN PAPERS AND CONTEMPLATED TRANSACTIONS.
The execution, delivery and performance by the Loan Parties of the Loan Papers to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law,
(iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation, by-laws, articles of partnership, partnership agreements or similar governing documents of any Loan Party, or under any Necessary Authorization, indenture, agreement or other instrument, to which any Loan Party is a party or by which they or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party, except Permitted Liens.

    (d) LICENSES, ETC. All Necessary Authorizations have been duly obtained, and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and Unincorporated Ventures are and will continue to be in compliance in all material respects with all provisions thereof. No circumstance exists which might impair the utility of the Necessary Authorization or the right to renew such Necessary Authorization the effect of which would have a Material Adverse Effect. No Necessary Authorization which could reasonably be expected to have a Material Adverse Effect is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge, suspension, cancellation or revocation.

    (e) COMPLIANCE WITH LAW. The Borrower and its Subsidiaries and Unincorporated Ventures are in compliance in all respects with all Applicable Laws, except where the failure to so comply would not have a Material Adverse Effect.

    (f) TITLE TO PROPERTIES. The Borrower and its Subsidiaries and Unincorporated Ventures have good and indefeasible title to, or a valid leasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens. No effective financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Borrower or any of its Subsidiaries or Unincorporated Ventures as debtor or covers (or purports to cover) any assets of the Borrower or any of its Subsidiaries or Unincorporated Ventures. The Borrower and its Subsidiaries and Unincorporated Ventures have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing.

    (g) LITIGATION. Except as reflected on SCHEDULE 2 hereto, there is no action, suit or proceeding pending against, or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries or Unincorporated Ventures, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries or Unincorporated Ventures, or any of their properties, in any court or before any arbitrator of any kind or before or by any governmental body in which the amount claimed (in excess of applicable insurance) exceeds a Material Amount. The Borrower maintains insurance coverage for the litigation set forth on

SCHEDULE 2 hereto and no insurance carrier has denied coverage or reserved rights with respect to any such litigation.

    (h) TAXES. All federal, state and other tax returns of the Borrower and its Subsidiaries and Unincorporated Ventures required by law to be filed have been duly filed and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, its Subsidiaries or Unincorporated Ventures or any of their respective properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in good faith by appropriate proceedings, with adequate reserves established therefor, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries and Unincorporated Ventures in respect of their respective taxes are, in the judgment of the Borrower, adequate.

    (i) FINANCIAL STATEMENTS; MATERIAL LIABILITIES. The Borrower has furnished or caused to be furnished to the Lenders copies of its December 31, 1995 and September 30, 1996 financial statements, which present fairly in accordance with GAAP the financial position of the Borrower and its Subsidiaries and Unincorporated Ventures as at such dates and the results of operations for the periods then ended. The Borrower and its Subsidiaries and Unincorporated Ventures taken as a whole have no material liabilities, contingent or otherwise, nor material losses, except as set forth in the December 31, 1995 financial statements.

    (j) NO ADVERSE CHANGE. Since December 31, 1995, no event or circumstances has occurred or arisen that could have a Material Adverse Effect.

    (k) ERISA. None of the Borrower or its Controlled Group maintains or contributes to any Plan other than those disclosed to the Administrative Lender in writing. Each such Plan (other than any Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. With respect to each Plan (other than any Multiemployer Plan) of the Borrower and each member of its Controlled Group, all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of a Material Amount, have been duly filed. All such reports are true and correct in all material respects as of the date given. No Plan of the Borrower or any member of its Controlled Group has been terminated under Section 4041(c) of ERISA nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required under the terms of any such Plan, or by Section 412 of the Code or Section 302 of ERISA by the due date under Section 412 of the Code and Section 302 of ERISA the result of which could reasonably be expected to have Material Adverse Effect. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Plan or its related trust of the Borrower or any member of its Controlled Group since the effective date of ERISA. The present value of the benefit liabilities, as defined in Title IV of ERISA, of each Plan subject to Title IV of ERISA (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group does not exceed by more than $10,000,000 the present value of the assets of each such Plan as of the most recent valuation date using each such Plan's actuarial assumptions at such date. There are no pending, or to the best of the Borrower's knowledge threatened, claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or, to the best of the Borrower's knowledge, any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under
Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or
(C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069 the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or any member of its Controlled Group maintains or has established any Plan, which is a material welfare benefit plan within the meaning of Section 3(1) of ERISA and which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder. Each of Borrower and its Controlled Group which maintains a Plan which is a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group maintains, has established, or has ever participated in a multiemployer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA.

    (l) COMPLIANCE WITH REGULATIONS G, T, U AND X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances or any Letters of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No assets of the Borrower and its Subsidiaries and Unincorporated Ventures are margin stock. None of the Borrower and its Subsidiaries nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any other Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

    (m) GOVERNMENTAL REGULATION. The Borrower and its Subsidiaries and Unincorporated Ventures are not required to obtain any Necessary Authorization that has not already been obtained from, or effect any material filing or registration that has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Paper, or the performance thereof (other than any enforcement of remedies by the Administrative Lender on behalf of the Lenders, in accordance with their respective terms, including any borrowings hereunder.

    (n) ABSENCE OF DEFAULT. The Borrower and its Subsidiaries and Unincorporated Ventures are in compliance in all respects with all of the provisions of their articles of incorporation, by-laws, articles of partnership, partnership agreement or other governing documents, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Borrower or any of its Subsidiaries or Unincorporated Ventures under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Subsidiaries or Unincorporated Ventures or by which they or any of their material properties is bound.

    (o) INVESTMENT COMPANY ACT. The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of such act.

    (p) ENVIRONMENTAL MATTERS. Neither the Borrower nor any Subsidiary or Unincorporated Venture has any actual knowledge or reason to believe that any substance deemed hazardous by any Applicable Environmental Law, has been installed on any real property now owned by the Borrower or any of its Subsidiaries or Unincorporated Ventures which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The

Borrower and its Subsidiaries and Unincorporated Ventures have complied in all respects with all Applicable Environmental Laws except to the extent that the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and Unincorporated Ventures are not in violation in any respects of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any Applicable Environmental Laws, except to the extent that the results of such investigation, inquiry or remedial obligation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Borrower and its Subsidiaries and Unincorporated Ventures.
The Borrower and its Subsidiaries and Unincorporated Ventures have obtained all material permits, licenses or similar authorizations necessary to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property of the Borrower or any Subsidiary or Unincorporated Venture by reason of any Applicable
Environmental Laws, except where the failure to obtain such authorization would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and
Unincorporated Ventures undertook, at the time of acquisition of any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice as applied and used in the real estate industry at the time of each such acquisition. The Borrower and its Subsidiaries and Unincorporated Ventures have taken all reasonable steps to determine, and the Borrower and its Subsidiaries and Unincorporated Ventures have no actual knowledge or reason to believe, after reasonable investigation, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Borrower or any of its Subsidiaries or Unincorporated Ventures, within the meaning of the Applicable Environmental Laws, except to the extent that the failure to so dispose or release, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

    (q) CERTAIN FEES. No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitments or the Advances or the issuance of the Letters of Credit hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Lender and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

    (r) NECESSARY AUTHORIZATIONS. No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any Necessary Authorization, or which could result in the imposition of any restriction thereon, of such a nature that could reasonably be expected to have a Material Adverse Effect.

    (s) PATENTS, ETC. The Borrower and its Subsidiaries and Unincorporated Ventures have obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted. Nothing has come to the attention of the

Borrower or any of its Subsidiaries or Unincorporated Ventures to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Subsidiary or Unincorporated Venture may infringe any patent, trademark, service-mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any Subsidiary or Unincorporated Venture contesting its right to sell or use any such process, method, part or other material, provided with respect to clauses (i) and (ii) that such events are limited to those which could reasonably be expected to have a Material Adverse Effect.

    (t) DISCLOSURE. Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Borrower or any Subsidiary or Unincorporated Venture in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. There is no fact known to the Borrower and not known to the public generally that could reasonably be expected to materially adversely affect the assets or business of the Borrower and its Subsidiaries and Unincorporated Ventures, or in the future could reasonably be expected (so far as the Borrower can now foresee) to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby.

    (u) SOLVENCY. The Borrower is, and Borrower and its Subsidiaries and Unincorporated Ventures on a consolidated basis are, Solvent.

    Section 4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Advance and issuance of each Letter of Credit, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) applicable to a specific date or modified to give effect to the transactions expressly permitted hereby, or (c) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance or the issuance of any Letter of Credit under this Agreement.

                                      ARTICLE 5

                                  BUSINESS COVENANTS

    So long as any of the Obligations are outstanding and unpaid or the Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

    Section 5.1 MAINTENANCE OF PROPERTY, INSURANCE, ACCOUNTING PRACTICES, CORPORATE EXISTENCE. The Borrower covenants and agrees to, and will cause each Subsidiary and Unincorporated Venture to:

    (a) Maintain its material property in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto, consistent with sound business practice and as is customary in the case of corporations or other entities of established reputation engaged in the same or a similar business and similarly situated;

    (b) Maintain, with financially sound and reputable insurers, or through its own program of self-insurance, insurance with respect to its material properties and business against such casualties and contingencies, of such types, and in such amounts as is customary in the case of corporations or other entities of established reputation engaged in the same or a similar business and similarly situated;

    (c) Keep books of record and accounts in which entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP;

    (d) Do or cause to be done all things necessary to preserve and keep in full force and effect its material rights;

    (e) Do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except as may be specifically permitted by this Agreement); and

    (f) Cause to be paid and discharged (i) all lawful tax assessments and governmental charges imposed from the income or profits of the Borrower, its Subsidiaries and Unincorporated Ventures or upon any property belonging to the Borrower, any Subsidiary or any Unincorporated Venture and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property of the Borrower or any of its Subsidiaries or Unincorporated Ventures; PROVIDED, HOWEVER, that the Borrower, its Subsidiaries and Unincorporated Ventures shall not be required to cause to be paid or discharged any such tax assessment, charge or claim so long as the amount, applicability or validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall have been established to the extent required by GAAP with respect thereto.

    Section 5.2 INSPECTION OF PROPERTIES AND BOOKS. The Borrower covenants and agrees that it will permit, and will cause each Subsidiary and Unincorporated Venture to permit, any Lender, upon (i) reasonable request, if such request is prior to the occurrence of a Default or an Event of Default or
(ii) request, if such request is after the occurrence of a Default or an Event of Default, to any Authorized Officer, to visit and inspect any of the properties of, to examine the books of account and records of the Borrower, any Subsidiary or Unincorporated Venture and to take extracts therefrom and to discuss the affairs, finances or accounts of the Borrower, any Subsidiary or Unincorporated Venture, and to be advised as to the same by the officers of the Borrower, at all such times during normal business hours, in such detail and through such agents and representatives as such Bank may reasonably desire.

    Section 5.3    MERGER AND SALE OF ASSETS.

    (a) The Borrower covenants and agrees that it will not, and will cause each Subsidiary and Unincorporated Venture to not, directly or indirectly sell, transfer or otherwise dispose of any of its assets (whether now owned or hereafter acquired, and including any interest in a joint venture or partnership) unless immediately prior to, and after giving effect to, such sale, transfer or other disposition, the Borrower, its Subsidiaries and Unincorporated Ventures are and will be in compliance with all covenants hereunder and there shall otherwise be no Default or Event of Default hereunder; and

    (b) The Borrower covenants and agrees that it will not, and will cause each Subsidiary and Unincorporated Venture to not, merge into or consolidate with any other Person; provided, however, if after giving effect to any such merger or consolidation, (i) the business of the Borrower or any Subsidiary or Unincorporated Venture, as appropriate, will not be materially changed and
(ii) the Borrower or any Subsidiary or Unincorporated Venture, as appropriate, will not be in default in respect of any of the covenants contained in any material agreement, including, without limitation, this Agreement, to which the Borrower or any Subsidiary or Unincorporated Venture is a party or by which its property may be bound,

         (1) any corporation, partnership or joint venture may merge or consolidate with the Borrower, provided that the Borrower shall be the continuing and surviving corporation,

         (2) any Subsidiary may merge with or consolidate with any corporation, partnership or joint venture, provided that, unless such merger or consolidation shall be with the Borrower, such Subsidiary shall be the continuing and surviving corporation, and

         (3) any Unincorporated Venture may merge with or consolidate with any corporation, partnership or joint venture, provided that, unless such merger or consolidation shall be with the Borrower or a Subsidiary, such Unincorporated Venture shall be the continuing and surviving person.

    Section 5.4 NET WORTH. The Borrower covenants and agrees that it will not allow its Net Worth at any time to be less than the sum of (i) $315,000,000 plus (ii) 50% of Consolidated Net Income (excluding Consolidated Net Income for any fiscal quarter in which Consolidated Net Income was a negative number) earned on or after December 31, 1996, plus (iii) 75% of the Net Cash Proceeds of any equity issues of the Borrower's Capital Stock on or after December 31, 1996.

    Section 5.5 CONTINGENT LIABILITIES. The Borrower covenants and agrees that it will not, and will cause each Subsidiary and Unincorporated Venture to not, guarantee, endorse, contingently agree to purchase, or otherwise become liable, directly or indirectly, upon the obligation of or in connection with the earnings, the assets, the stock, or the dividends of any other Person (other than the Borrower or any Subsidiary), including obligations of the Borrower, each Subsidiary and Unincorporated Venture arising solely by virtue of any of them being a general partner or venturer of any Unincorporated Venture, except
(i) the obligations in respect of the written agreements in existence on the Agreement Date in respect of any Significant Investments, (ii) the guarantees and other contingent obligations set forth on SCHEDULE 9 hereto,
(iii) endorsements in the ordinary course of business of negotiable instruments for deposit or collection, (iv) guarantees of loans to any employee; PROVIDED, THAT any such guaranty of an employee loan shall not exceed the amount of $100,000 per employee, and the amount of such guaranties of employee loans, together with the amount of Investments permitted pursuant to clause (vi) of the definition of "Permitted Investments," shall not exceed, in the aggregate, more than $2,000,000, and (v) guarantees and contingent obligations incurred after the Agreement Date not to exceed $20,000,000 in aggregate principal amount.

    Section 5.6 INCURRENCE AND RETENTION OF DEBT. The Borrower covenants and agrees that it will not, and will cause each Subsidiary and Unincorporated Venture to not, incur, create, assume, or suffer to exist any Debt (other than Debt existing on the Agreement Date) unless, immediately prior to, and after the incurrence of, such Debt, the Borrower, its Subsidiaries and Unincorporated Ventures are and will be in compliance with all covenants hereunder and there shall otherwise be no Default or Event of Default hereunder.

    Section 5.7 INVESTMENTS. The Borrower will not, and will cause each Subsidiary and Unincorporated Venture to not, make or permit to remain any Investment other than a Permitted Investment.

    Section 5.8 NOTICE OF LITIGATION. The Borrower covenants and agrees that it will, and will cause each Subsidiary and Unincorporated Venture to, promptly give notice in writing to the Lenders (i) of any litigation to which the Borrower, any Subsidiary or Unincorporated Venture becomes a party, if
(A) the amount in controversy exceeds $500,000 and (B) the Borrower's insurance carrier does not acknowledge coverage with respect to such litigation, and
(ii) of all proceedings before any governmental or regulatory agencies
(A) affecting or potentially affecting the business or property of the Borrower, any Subsidiary or Unincorporated Venture in an amount in excess of $500,000 or
(B) materially affecting the ability of the Borrower, any Subsidiary or Unincorporated Venture to perform their respective covenants and obligations hereunder or under any other obligations owed any Lender.

    Section 5.9 LEVERAGE RATIO. The Borrower covenants and agrees that it will not allow the Leverage Ratio to be greater than (a) 4.00 to 1 at the end of any fiscal quarter occurring during the period from the Agreement Date through and including March 31, 1998 and (b) 3.75 to 1 at the end of any fiscal quarter thereafter.

    Section 5.10 CASH FLOW RATIO. The Borrower covenants and agrees that it will not allow the ratio of (i)(a) EBITDA, plus (b) lease expense pursuant to Operating Leases, minus (c) Maintenance Capital Expenditures to (ii) (a) Net Interest Expense, plus (b) lease expense pursuant to Operating Leases, plus
(c) Current Maturities, in each case other than Current Maturities (which, with respect to Current Maturities, shall be for the four consecutive fiscal quarters immediately succeeding the date of determination) for the four consecutive fiscal quarters immediately preceding the date of determination, to be less than
1.50 to 1 at the end of any fiscal quarter.

    Section 5.11 SENIOR DEBT RATIO. The Borrower covenants and agrees that it will not allow the ratio of (i) Senior Debt as of the last day of the fiscal quarter immediately preceding the date of determination to (ii) EBITDA for the four consecutive fiscal quarters immediately preceding the date of determination, to be greater than (a) 3.25 to 1 at the end of any fiscal quarter occurring during the period from the Agreement Date through and including
March 31, 1998 and (b) 3.00 to 1 at the end of any fiscal quarter thereafter. For purposes of this Section 5.11, with respect to assets not owned at all times during the four consecutive quarters immediately preceding the date of determination of EBITDA, there shall be (i) included in EBITDA (without duplication) the EBITDA of any assets acquired during any such four consecutive fiscal quarters immediately preceding the date of determination and
(ii) excluded from EBITDA the EBITDA of any asset disposed of during any such four consecutive fiscal quarters immediately preceding the date of determination.

    Section 5.12 LIENS. The Borrower covenants and agrees that it will not create, assume or suffer to exist, or permit any Subsidiary or Unincorporated Venture to create, assume or suffer to exist, any Lien on any asset now owned or hereafter acquired by it except Permitted Liens. Other than with respect to Senior Notes, the Borrower shall not, and shall not permit any Subsidiary or Unincorporated Venture to, agree with any Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets.

    Section 5.13 ACCOUNTING CHANGES. The Borrower covenants and agrees that it will not, and will not permit an of its Subsidiaries or Unincorporated Ventures to, make any change in its accounting treatment or financial reporting practices, except as permitted or required by GAAP in effect from time to time. The Borrower will not change its fiscal year or the calculation of its fiscal quarter ends.

    Section 5.14 AMENDMENT AND MODIFICATION OF SUBORDINATED DEBT DOCUMENTS. The Borrower covenants and agrees that it will not, and it will not permit any Subsidiary or Unincorporated Venture to, directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of any of the documents governing or evidencing the Subordinated Debt, which (i) the Determining Lenders deem material (including, without limitation, relating to events of default, acceleration rights, interest rates, tenor, maturity date, subordination, covenants, prohibition against amending any documents related to this Agreement and definitions with respect thereto (including, without limitation, the definition of "Senior Debt")) or (ii) places any further restrictions on the Borrower, its Subsidiaries or Unincorporated Ventures or increases the obligations of the Borrower, its Subsidiaries or Unincorporated Ventures thereunder or confers on the holders thereof any additional rights.

    Section 5.15 LEASE-BACKS. The Borrower covenants and agrees that it will not, and will not permit any Subsidiary or Unincorporated Venture to, enter into any arrangements, directly or indirectly, with any Person, whereby the Borrower, any Subsidiary or Unincorporated Venture shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, and thereafter rent or lease the property so sold or transferred in an aggregate amount (determined at the greater of fair market value or net book value) in excess of $20,000,000 during the term of this Agreement.

    Section 5.16   ENVIRONMENTAL MATTERS.

    (a) The Borrower covenants and agrees that it will not, and will not permit any of its Subsidiaries or Unincorporated Ventures to, use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about any real property owned or leased by the Borrower or any of its Subsidiaries or Unincorporated Ventures (such owned or leased real property, the "Property"), or transport to or from the Property, any Hazardous Substance (as defined below), or (to the extent within the Borrower's or such Subsidiary's or Unincorporated Venture's control) permit any other Person to do so, where such could reasonably be expected to have a Material Adverse Effect.

    (b) The Borrower shall keep and maintain and shall cause each Subsidiary and Unincorporated Venture to keep and maintain, the Property in compliance with any Applicable Environmental Law where the failure to do so could reasonably be expected to have a Material Adverse Effect.

    (c) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") with respect to the Property is required to be performed by the Borrower or any of its Subsidiaries or Unincorporated Ventures under any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater or surface water at, on, under or within the Property (or any portion thereof), the Borrower or such Subsidiary or Unincorporated Venture shall within thirty (30) days after written demand for performance thereof by the Determining Lenders (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work.

    (d) The Borrower will defend, indemnify and hold harmless the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Applicable Environmental Law applicable to the operations of the Borrowers or any Subsidiary or Unincorporated Venture or the Property, or any orders, requirements or demands of Tribunal related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

    (e) As used herein, the term "Hazardous Substance" means those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 ET SEQ., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 ET SEQ. and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 ET SEQ., and in the regulations promulgated pursuant to said laws, and such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

    Section 5.17 ERISA COMPLIANCE. The Borrower covenants and agrees that it shall, and shall cause each Subsidiary and Unincorporated Venture to (i) at all times, make prompt payment of all contributions required under all Plans and required to meet the minimum funding standard set forth in ERISA with respect to its Plans, (ii) after the discovery by an Authorized Officer, notify the Lenders immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by any Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and (iii) not permit any Plan to be subject to any involuntary termination proceedings.

    Section 5.18 BUSINESS. The Borrower covenants and agrees that it will not, and will not permit any Subsidiary or Unincorporated Venture to, engage in, directly or through other Persons, any business other than the businesses now carried on and other businesses directly related thereto.

    Section 5.19 TRANSACTIONS WITH AFFILIATES. The Borrower covenants and agrees that it will not, and will not permit any Subsidiary or Unincorporated Venture to, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of service) with any of its Affiliates, other than in the ordinary course of business and upon fair and reasonable terms no less favorable than the Borrower or any Subsidiary or

Unincorporated Venture could obtain or could become entitled to in an arm's-length transaction with a Person which was not an Affiliate.

    Section 5.20 USE OF PROCEEDS. The Borrower shall use the proceeds of the Commitment to refinance the debt outstanding under the Existing Credit Agreements and for working capital and general corporate purposes, including repayment of Debt.

    Section 5.21   INDEMNITY.

    (a)  THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS
THE ADMINISTRATIVE LENDER, EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER OR ANY OTHER OBLIGOR OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER OR ANY OTHER OBLIGOR), IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN PAPERS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, THE MAKING OF ANY PARTICIPATIONS IN THE ADVANCES OR THE LETTERS OF CREDIT AND THE MANAGEMENT OF THE ADVANCES OR THE LETTERS OF CREDIT, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY NEGLIGENCE OF ADMINISTRATIVE LENDER OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE LENDER OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES OR THE LETTERS OF CREDIT HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING (i) ANY CLAIM OR

LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, AND (ii) MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR ITS MANAGEMENT (COLLECTIVELY, "INDEMNIFIED MATTERS"). TO THE EXTENT THAT ANY INDEMNIFIED MATTER INVOLVES ONE OR MORE INDEMNITEES, SUCH INDEMNITEES SHALL USE THE SAME LEGAL COUNSEL UNLESS ANY INDEMNITEE IN ITS REASONABLE DISCRETION DETERMINES THAT CONFLICTS EXIST OR MAY ARISE IN CONNECTION WITH SUCH REPRESENTATION.

    (b) IN ADDITION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER. IF FOR ANY REASON THE FOREGOING INDEMNIFICATION IS UNAVAILABLE TO ANY INDEMNITEE OR INSUFFICIENT TO HOLD ANY INDEMNITEE HARMLESS WITH RESPECT TO INDEMNIFIED MATTERS, THEN THE BORROWER SHALL CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY SUCH INDEMNITEE AS A RESULT OF SUCH LOSS, CLAIM, DAMAGE OR LIABILITY IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT NOT ONLY THE RELATIVE BENEFITS RECEIVED BY THE BORROWER AND THE BORROWER'S STOCKHOLDERS ON THE ONE HAND AND SUCH INDEMNITEE ON THE OTHER HAND BUT ALSO THE RELATIVE FAULT OF THE BORROWER AND SUCH INDEMNITEE, AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE LENDER, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.


                                      ARTICLE 6

                                     INFORMATION

    Section 6.1 FINANCIAL STATEMENTS AND OTHER REPORTS BY THE BORROWER. The Borrower will deliver to each Lender:

    (a) As soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of the Borrower, and in any event within 45 days thereafter, duplicate copies of

         (1) Combined balance sheets, statements of earnings, shareholders' equity and cash flows for the portion of the fiscal year ending with such quarter; all in reasonable detail and accompanied by an Officer's Certificate certifying that the aforementioned financial statements present fairly the financial position of the Borrower (Combined Basis) at the end of such quarter and the results of operations and the changes in financial position for the portion of the fiscal year ending with such quarter, determined in accordance with GAAP; and

         (2) An Officer's Certificate (with calculations and a new SCHEDULE 9 attached thereto) certifying (i) as to any increases or reductions in interest in the Significant Investments, and (ii) compliance with Sections 5.4, 5.5, 5.9, 5.10 and 5.11.

    (b) As soon as practicable after the end of each fiscal year of the Borrower and in any event within 120 days thereafter, duplicate copies of:

         (1) Combined balance sheets, statements of earnings, shareholders' equity and cash flows of the Borrower for such year; all in reasonable detail, prepared on a basis consistent with the financial statements delivered to all Lenders in prior periods and accompanied by an unqualified opinion and report of KPMG Peat Marwick, or other independent certified accountants of recognized standing selected by the Borrower and reasonably consented to by the Determining Lenders, which report shall state that no default under this Agreement and no condition or event which after notice or lapse of time or both would constitute a default under this Agreement has come to the knowledge of such accountants or, if such is not the case, the details of such default or such condition or event; and

         (2) An Officer's Certificate (with calculations and a new SCHEDULE 9 attached thereto) certifying (i) as to any increases or reductions in interest in the Significant Investments, and (ii) compliance with Sections 5.4, 5.5, 5.9, 5.10 and 5.11.

    (c) As soon as practicable after the Borrower or any Subsidiary files with the S.E.C. any of the following documents and in any event within 10 days thereafter, a copy of:

         (1) Any final Registration Statement filed for the registration of any securities under the Securities Act of 1933, as amended (except a Registration Statement on Form S-8 for the registration of stock to be issued in connection with any Stock Plan);

         (2) Each Annual and Periodic Report filed under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended;

         (3) Each definitive Proxy Statement filed pursuant to the Securities Exchange Act of 1934, as amended; and

    together with any other document filed with the S.E.C. or the New York Stock Exchange, Inc., as may be requested by any Lender.

    (d)  Upon request by any Lender, copies of the following:

         (1) Each annual report/return, as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the regulations promulgated thereunder, in connection with each of its Plans for each Plan year; and

         (2) Such additional information concerning any of its Plans as may be reasonably requested.

    (e) On the date of receipt by the Borrower of any change in the Index Debt Rating, a copy of such change.

    (f) Promptly upon the occurrence of a Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto.

    (g) Promptly upon becoming aware thereof, notice of the commencement or filing (or of a threat to commence or file) of any action, suit or proceeding before any court or any federal, state, municipal or other governmental agency or authority involving claims for damages, fines or penalties in excess of $500,000 (after deducting any amount with respect to which the Borrower, any Subsidiary or Unincorporated Venture is insured) against or in any other way relating to the Borrower, any Subsidiary or any Unincorporated Venture or any of their respective properties or businesses.

    (h) Promptly upon becoming aware of any event, circumstance or condition which could reasonably be expected to result in a Material Adverse Change or Effect, a written notice specifying the details thereof and what action is being taken or is proposed to be taken with respect thereto.

    (i) With reasonable promptness, such other data and information as from time to time may be reasonably requested by any Lender.

    (j) Notwithstanding anything in this Section 6.1 to the contrary, (i) if the terms of any Subordinated Debt of the Borrower requires delivery of Parent Company financial statements and (ii) any Lender shall request delivery of Parent Company financial statements, the Borrower shall also deliver to such Lender the financial statements required to be delivered pursuant to

(1) Section 6.1(a) on a Parent Company basis within 60 days after the end of the first three quarterly fiscal periods of the Borrower and (2) Section 6.1(b) on a Parent Company basis within 120 days after the end of each fiscal year of the Borrower.

    Section 6.2 OFFICER'S CERTIFICATE. Each set of financial statements delivered pursuant to Sections 6.1(a) and (b) shall be accompanied by an Officer's Certificate stating whether there exists on the date of such certificate any condition or event which then constitutes, or which after notice or lapse of time or both, would constitute, a breach of any covenant herein, and if any such condition or event then exists, specifying the nature and period of existence thereof and the action the Borrower is taking or proposes to take with respect thereto.

                                      ARTICLE 7

                                       DEFAULT

    Section 7.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

    (a) The Borrower fails to make any payment of principal on any Note or any Reimbursement Obligation on the date such payment is due;

    (b) The Borrower fails to make any payment of interest on any Note, Reimbursement Obligation or any other costs, fees, expenses or other amounts payable hereunder or under the other Loan Papers within one Business Day after the date such payment is due;

    (c) The Borrower or any Subsidiary or Unincorporated Venture fails to perform or observe (i) any covenant contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.19 or 5.20 of this Agreement or (ii) any other covenant in this Agreement or any other Loan Paper (other than the Master Covenant Agreement) to be performed or observed by it and such failure with respect to such other covenants continues for a period of 30 days after any Lender has given written notice specifying such failure to the Borrower;

    (d) Any material warranty or representation by or on behalf of the Borrower or any Subsidiary or Unincorporated Venture contained in this Agreement or any other Loan Paper is false or misleading in any material respect;

    (e) The Borrower or any Subsidiary or Unincorporated Venture fails to make any payment due on any other Debt in an aggregate amount of at least $1,000,000 beyond any applicable grace period, including any extension thereof, or any other event or condition shall exist in respect of such Debt or any agreement securing or relating to such Debt if and only if the effect of such failure to make such payment or such event or condition is to cause or permit the holder of such Debt or any Person acting on such holder's behalf to cause such Debt to become due, repurchased or redeemed prior to its stated maturity;

    (f)  The Borrower or any Significant Subsidiary or Unincorporated Venture
(i) shall become insolvent, (ii) shall fail to pay its debts generally as they become due, (iii) shall make a general assignment for the benefit of creditors, (iv) shall voluntarily seek, consent to, or acquiesce in the benefit of any Debtor Relief Law, (v) shall become a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing), or (vi) take any corporate or other action for the purpose of effecting any of the foregoing;

    (g) The Borrower or any Subsidiary or Unincorporated Venture fails to have discharged, within a period of 45 days after the expiration of all rights of appeal, any judgment, warrant of attachment, sequestration, or similar proceeding against any of its respective assets with a value, individually or collectively, in excess of a Material Amount;

    (h) Any material provision of any Loan Paper after delivery thereof hereunder shall for any reason cease to be valid and binding on the Person (other than any Lender) executing such Loan Paper, or the Borrower or such Person shall so state in writing;

    (i) A final judgment or judgments for the payment of money shall be entered by a court or courts against the Borrower or any Subsidiary or Unincorporated Venture and such judgment or judgments remain unstayed or undischarged for a period of 30 days from the date of entry thereof and the aggregate amount of all such judgments exceeds a Material Amount (net of actual insurance coverage if the Lenders receive evidence satisfactory to them that coverage exists);

    (j) With respect to any Plan of the Borrower or any member of its Controlled Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to the Borrower or any member of its Controlled Group in excess of $100,000 under
Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $100,000, or request a funding waiver from the Internal Revenue Service for contributions in the aggregate in excess of $100,000; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of $100,000 as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, or any other liability with respect to a Plan in excess of $100,000, unless the amount of such liability has been funded within the Plan or pursuant to one or more insurance contracts; (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA; (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, or the PBGC shall institute proceedings to terminate, any Plan subject to Title IV of ERISA; (vi) a Reportable Event shall occur with respect to a Plan subject to Title IV of ERISA, and within 15 days after the reporting of such Reportable Event to the Administrative Lender, the Administrative Lender shall have notified the Borrower in writing that the Determining Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder;
(vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof; (viii) the benefits of any Plan shall be increased, or the Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, without the prior written consent of the Determining Lenders; or (ix) any ERISA Event with respect to a Plan subject to Title IV of ERISA shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (f) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, however, that the events listed in subsections (v) through (ix) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the amount of liability that the Borrower or any member of its Controlled Group reasonably is likely to incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4023 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $100,000; or

    (k)  A Change of Control shall have occurred.

    Section 7.2 REMEDIES. If an Event of Default shall have occurred and shall be continuing:

    (a) With the exception of an Event of Default specified in Section 7.1(f) hereof, the Administrative Lender shall, upon the direction of the Determining Lenders, terminate the Commitment and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Papers to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Papers to the contrary notwithstanding.

    (b) Upon the occurrence of an Event of Default specified in Section 7.1(f) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitment shall automatically forthwith terminate, all without any action by the Administrative Lender, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Papers to the contrary notwithstanding.

    (c) If any Letter of Credit shall be then outstanding, the Administrative Lender may demand upon the Borrower to, and forthwith upon such demand, the Borrower shall, pay to the Administrative Lender in same day funds at the office of the Administrative Lender in such demand for deposit in the L/C Cash Collateral Account, an amount equal to 102% of the maximum amount available to be drawn under the Letters of Credit then outstanding.

    (d) The Administrative Lender, and the Lenders may exercise all of the post-default rights granted to them under the Loan Papers or under Applicable Law.

    (e) The rights and remedies of the Administrative Lender and the Lenders hereunder shall be cumulative, and not exclusive.

                                      ARTICLE 8

                               CHANGES IN CIRCUMSTANCES

    Section 8.1 LIBOR BASIS DETERMINATION INADEQUATE. If with respect to any proposed LIBOR Advance for any Interest Period, any Lender determines that (i) deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the LIBOR Basis for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended.

    Section 8.2 ILLEGALITY. If any applicable law, rule or regulation, or any change therein or adoption thereof, or interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Borrower and the Administrative Lender. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon, on either (a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or (b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected LIBOR Advance owing to such Lender, notwithstanding anything contained in Article 2 hereof, the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment.

    Section 8.3    INCREASED COSTS.

    (a) If any applicable law, rule or regulation, or any change in or adoption of any law, rule or regulation, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

         (i) shall subject a Lender (or its LIBOR Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender); or

         (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances (but excluding any reserves or deposits that are included in the calculation of LIBOR Basis);

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material ("Increased Advance Costs"), then, within 15 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts, subject to Section 10.9 hereof. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be materially disadvantageous to such Lender. Notwithstanding the foregoing, any Lender's demand for Increased Advance Costs shall not include any Increased Advance Costs with respect to any period more than 180 days prior to the date that such Lender gives notice to the Borrower of such Increased Advance Costs unless the effective date of the condition which results in the right to receive Increased Advance Costs is retroactive (the "Increased Advance Costs Retroactive Effective Date"). If any Increased Advance Costs has an Increased Advance Costs Retroactive Effective Date and any Lender demands compensation within 180 days after the date setting the Increased Advance Costs Retroactive Effective Date (the "Increased Advance Costs Set Date"), such Lender shall have the right to receive such Increased Advance Costs from the Increased Advance Costs Retroactive Effective Date. If a Lender does not demand such Increased Advance Costs within 180 days after the Increased Advance Costs Set Date, such Lender may not receive payment of Increased Advance Costs with respect to any period more than 180 days prior to such demand.

    (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower shall borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

    Section 8.4 EFFECT ON BASE RATE ADVANCES. If notice has been given pursuant to Section 8.1, 8.2 or 8.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.

    Section 8.5 CAPITAL ADEQUACY. If either (a) the introduction of or any change in or in the interpretation of any law, rule or regulation or (b) compliance by a Lender with any law, rule or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's Commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, upon demand by such Lender, subject to Section 10.9, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances (collectively, "Additional Costs"), to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's Commitment hereunder. Notwithstanding the foregoing, any Lender's demand for Additional Costs shall not include any Additional Costs with respect to any period more than 180 days prior to the date that such Lender gives notice to the Borrower of such Additional Costs unless the effective date of the Regulatory Modification which results in the right to receive Additional Costs is retroactive (the "Regulatory Modification Retroactive Effective Date"). If any Regulatory Modification has a Regulatory Modification Retroactive Effective Date and any Lender demands compensation within 180 days after the date setting the Regulatory Modification Retroactive Effective Date (the "Regulatory Modification Set Date"), such Lender shall have the right to receive such Additional Costs from the Regulatory Modification Retroactive Effective Date. If a Lender does not demand such Additional Costs within 180 days after the Regulatory Modification Set Date, such Lender may not receive payment of Additional Costs with respect to any period more than 180 days prior to such demand. A certificate as to such amounts submitted to the Borrower by a Lender hereunder, shall, in the absence of manifest error, be conclusive and binding for all purposes.

                                      ARTICLE 9

                               AGREEMENT AMONG LENDERS

    Section 9.1 AGREEMENT AMONG LENDERS. The Lenders agree among themselves that:

    (a) ADMINISTRATIVE LENDER. Each Lender hereby appoints the Administrative Lender as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Papers; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders, provided that, unless and until the Administrative Lender shall have received such requests, the Administrative Lender may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, fee or other amount; and to deliver to the Borrower requests, notices, demands, approvals and consents received from the Lenders. The Administrative Lender agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower. The Administrative Lender shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Lender are mechanical and administrative in nature and the Administrative

Lender shall have no fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Paper.

    (b) REPLACEMENT OF ADMINISTRATIVE LENDER. Should the Administrative Lender or any successor Administrative Lender ever cease to be a Lender hereunder, or should the Administrative Lender or any successor Administrative Lender ever resign as Administrative Lender, or should the Administrative Lender or any successor Administrative Lender ever be removed with cause by the Determining Lenders, then the Lender appointed by the Determining Lenders shall forthwith become the Administrative Lender, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change. If the Administrative Lender also then serves in the capacity of the Swing Line Bank or the Issuing Bank, such resignation or removal shall constitute resignation or removal of the Swing Line Bank and the Issuing Bank. Any resignation or removal of the Administrative Lender or any successor Administrative Lender shall become effective upon the appointment by the Determining Lenders of a successor Administrative Lender; provided, however, that if the Lenders fail for any reason to appoint a successor within 60 days after such removal or resignation, the Administrative Lender or any successor Administrative Lender (as the case may be) shall thereafter have no obligation to act as Administrative Lender hereunder.

    (c) EXPENSES. Each Lender shall pay its pro rata share, based on its Specified Percentage, of any expenses paid by the Administrative Lender directly and solely in connection with any of the Loan Papers if Administrative Lender does not receive reimbursement therefor from other sources within 60 days after the date incurred, unless payment of such fees is being diligently disputed by such Lender or the Borrower in good faith. Any amount so paid by the Lenders to the Administrative Lender shall be returned by the Administrative Lender pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Lender.

    (d) DELEGATION OF DUTIES. The Administrative Lender may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

    (e) RELIANCE BY ADMINISTRATIVE LENDER. The Administrative Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected the Administrative Lender. The Administrative Lender may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

    (f) LIMITATION OF ADMINISTRATIVE LENDER'S LIABILITY. Neither the Administrative Lender nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Lender shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. After the occurrence of a Default or an Event of Default, the Administrative Lender shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. The Administrative Lender shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Papers, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Papers, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Papers on the part of the Borrower. To the extent not reimbursed by the Borrower, each Lender hereby severally, indemnifies and holds harmless the Administrative Lender, pro rata according to its Specified Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and/or disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by the Administrative Lender in any way with respect to any Loan Papers or any action taken or omitted by the Administrative Lender under the Loan Papers (including any negligent action of the Administrative Lender), except to the extent the same result from gross negligence or wilful misconduct by the Administrative Lender.

    (g) LIABILITY AMONG LENDERS. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Papers) to any other Lender, except for acts or omissions in bad faith or which are the result of gross negligence or wilful misconduct.

    (h) RIGHTS AS LENDER. With respect to its commitment hereunder, the Advances made by it and Note issued to it, the Administrative Lender shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Lender, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Lender in its individual capacity. The Administrative Lender or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Lender were not the Administrative Lender hereunder and without any duty to account therefor to the Lenders.

    Section 9.2 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Lender or any other Lender and based upon the financial statements delivered to such Lender by the Borrower, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

    Section 9.3 BENEFITS OF ARTICLE. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders; consequently, no Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Lender or any Lender to comply with such provisions.

                                      ARTICLE 10

                                    MISCELLANEOUS

    Section 10.1   NOTICES.

    (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

         (i)  If to the Borrower, at:

              La Quinta Inns, Inc.
              112 E. Pecan Street, Suite 1200
              San Antonio, Texas  78205
              Attn:    William C. Hammett, Jr.
                       Senior Vice President-Chief Financial Officer

         (ii) If to the Administrative Lender, at:

              NationsBank of Texas, N.A.
              901 Main Street, 67th Floor
              Dallas, Texas  75202
              Attn:    Jeffrey H. Susman
                       Senior Vice President

         (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

    (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

    Section 10.2   EXPENSES.  The Borrower shall promptly pay:

    (a) all reasonable out-of-pocket expenses of the Administrative Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Papers, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

    (b) all reasonable out-of-pocket expenses and attorneys' fees of the Administrative Lender in connection with the administration of the transactions contemplated in this Agreement and the other Loan Papers and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Lenders relating to this Agreement or the other Loan Papers; and

    (c) all costs, out-of-pocket expenses and attorneys' fees of the Administrative Lender and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Papers, and all costs and out-of-pocket expenses of collection if default is made in the payment of the Notes, which in each case shall include without limitation fees and expenses of consultants, counsel for the Administrative Lender and any Lender, and administrative fees for the Administrative Lender.

    Section 10.3 WAIVERS. The rights and remedies of the Lenders under this Agreement and the other Loan Papers shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Lender or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance or the issuance of any Letter of Credit. In the event that any Lender decides to fund an Advance or the Issuing Bank decides to issue a Letter of Credit at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or the Issuing Bank to honor any further requests for Letters of Credit or preclude the Lenders from exercising any rights available under the Loan Papers or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Lender or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Lender or any of the Lenders are a party thereto, relating to the Borrower.

    Section 10.4 DETERMINATION BY THE LENDERS CONCLUSIVE AND BINDING. Any material determination required or expressly permitted to be made by the Administrative Lender or any Lender under this Agreement shall be made in good faith, and shall when made, absent manifest error, be conclusive and binding on all parties.

    Section 10.5 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and any subsequent holder of any Note, and any assignee or participant in any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Debt evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Debt at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or
(b) the Administrative Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 7.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any assignee, participant or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder.

    Section 10.6   ASSIGNMENT.

    (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Papers without the prior written consent of the Lenders.

    (b) No Lender shall be entitled to assign its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

    (c) With the prior written consent of the Borrower (which consent may be withheld for any reason or for no reason), a Lender may at any time sell participations in all or any part of its Advances, its portion of the Commitment, and all other interests of such Lender under this Agreement and the other Loan Papers, including but not limited to the Letters of Credit and the Reimbursement Obligations (collectively, "Participations") to any banks or other financial institutions ("Participants") provided that such Participation shall not confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Papers, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in (i) any increase in the commitment of any Participant; or (ii)(A) the extension of the date of maturity of, or
(B) the extension of the due date for any payment of principal, interest or fees respecting, or (C) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (D) a reduction of the rate of interest on, the Advances, the Letters of Credit or the Reimbursement Obligations, or change in Applicable Margin; or (iii) the release of security for the Obligations having a value in excess of a Material Amount, including without limitation any guarantee; or (iv) the reduction of any fees payable hereunder. Notwithstanding the foregoing, the Borrower agrees that the Participants shall be entitled to the benefits of Article 8 and Section 10.5 hereof as though they were Lenders and the Lenders may provide copies of all financial information received from the Borrower to such Participants. To the fullest extent it may effectively do so under Applicable Law, the Borrower agrees that any Participant may exercise any and all rights of banker's lien, set-off and counterclaim with respect to this Participation as fully as if such Participant were the holder of the Advances in the amount of its Participation. Notwithstanding anything in this Section 9.6(c) to the contrary, a Lender may sell Participations to its affiliates without the prior written consent of the Borrower.

    (d) Each Lender may assign to one or more financial institutions or funds organized under the laws of the United States, or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an "Assignee") its rights and obligations under this Agreement and the other Loan Papers; PROVIDED, HOWEVER, that (i) except as otherwise provided herein, each such assignment shall be subject to the prior written consent of the Administrative Lender and the Borrower (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of the Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment and Advances being assigned pursuant to each such assignment (determined as of the date of the assignment with respect to such assignment) shall in no event be less than $10,000,000,
(iv) the applicable Lender, Administrative Lender and applicable Assignee shall execute and deliver to the Administrative Lender an Assignment and Acceptance Agreement (an "Assignment Agreement") in substantially the form of EXHIBIT E hereto, together with the Notes subject to such assignment, and (v) the Assignee or the Lender executing the Assignment Agreement as the case may be, shall deliver to the Administrative Lender a processing fee of $3,500. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment Agreement, which effective date shall be at least three Business Days after the execution thereof, (A) the Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, have the rights and obligations of a Lender hereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish such rights and be released from such obligations under this Agreement. Notwithstanding anything in this clause (d) to the contrary, any Lender may assign its rights and obligations under this Agreement to an affiliate of such Lender without the prior written consent of the Administrative Lender and the Borrower, but otherwise subject to the restrictions set forth herein.

    (e) Notwithstanding anything in clause (d) above to the contrary, any Lender may assign and pledge all or any portion of its Advances and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

    (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Assignee, and any Note subject to such assignment, the Borrower shall, within three Business Days after its receipt of such Assignment Agreement, at its own expense, execute and deliver to the Administrative Lender in exchange for the surrendered Note a new Note to the order of such Assignee in an amount equal to the portion of the Advances and Commitment assigned to it pursuant to such Assignment Agreement and a new Note to the order of the assigning Lender in an amount equal to the portion of the Advances and Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of EXHIBIT A hereto.

    (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.6, disclose to the assignee or Participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

    (h) Except as specifically set forth in this Section 10.6, nothing in this Agreement or any other Loan Papers, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Papers.

    (i) Notwithstanding anything in this Section 10.6 to the contrary, no Assignee or Participant shall be entitled to receive any greater payment under
Section 2.15 or Section 8.3 than such assigning or participating Lender would have been entitled to receive with respect to the interest assigned or participated to such Assignee or Participant.

    Section 10.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

    Section 10.8 SEVERABILITY. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

    Section 10.9 INTEREST AND CHARGES. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Papers, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Papers.

    Section 10.10 CONFIDENTIALITY. Each Lender and the Administrative Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Administrative Lender, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any Lender or the Administrative Lender, (c) to bank examiners, auditors or accountants of any Lender, (d) to the Administrative Lender or any other Lender, (e) in connection with any litigation to which any one or more of Lenders is a party, provided, further, that, unless specifically prohibited by Applicable Law or court order, each Lender shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (i) by any governmental agency or representative thereof (other than any such request in connection with an examination of such Lender's financial condition by such governmental agency) or (ii) pursuant to legal process, or
(f) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender an agreement (a "Confidentiality Agreement") in substantially the form of EXHIBIT F hereto; and provided finally that in no event shall any Lender or the Administrative Lender be obligated or required to return any materials furnished by the Borrower.

    Section 10.11 HEADINGS. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

    Section 10.12 AMENDMENT AND WAIVER. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the Specified Percentage or commitment of any Lender, or
(ii) extend the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, the Reimbursement Obligations or other amount owing under any Loan Papers, or (iii) release any security for or guaranty of the Obligations (except pursuant to this Agreement), or (iv) reduce the fees payable hereunder, or (v) revise this Section 10.12, or
(vi) waive the date for payment of any of the Obligations, or (vii) amend the definition of Determining Lenders; or (b) without the consent of the Administrative Lender, if it would alter the rights, duties or obligations of the Administrative Lender. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Lender and, in the case of an amendment, by the Borrower.

    Section 10.13 EXCEPTION TO COVENANTS. Neither the Borrower nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

    Section 10.14 NO LIABILITY OF ISSUING BANK. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

    SECTION 10.15 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(B), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN PAPERS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN PAPERS.

    SECTION 10.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE LENDER AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

    SECTION 10.17 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

------------------------------------------------------------------------------
                      REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
------------------------------------------------------------------------------

    IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:                         LA QUINTA INNS, INC.


                                  By: /s/ William C. Hammett, Jr.
                                     -----------------------------------------
                                     William C. Hammett, Jr.
                                     Senior Vice President-Chief Financial
                                     Office


ADMINISTRATIVE LENDER:            NATIONSBANK OF TEXAS, N.A., as Administrative
                                  Lender


                                  By: /s/ Jeffrey H. Susman
                                     -----------------------------------------
                                     Jeffrey H. Susman
                                     Senior Vice President


LENDERS:                          NATIONSBANK OF TEXAS, N.A., as a Lender

Specified Percentage:
    12.3076923077%
                                  By: /s/ Jeffrey H. Susman
                                     -----------------------------------------
                                     Jeffrey H. Susman
                                     Senior Vice President

                                  901 Main Street, 67th Floor
                                  Dallas, Texas 75202
                                  Attn: Jeffrey H. Susman
                                        Senior Vice President

                                  BANK OF AMERICA ILLINOIS
Specified Percentage:
    10.7692307692%
                                  By: /s/ W. Thomas Barnett
                                     -----------------------------------------

                                     Name: W. Thomas Barnett
                                          ------------------------------------

                                     Title: Vice President
                                           -----------------------------------

                                  333 Clay Street, Suite 4550
                                  Houston, Texas 77002
                                  Attn: W. Thomas Barnett
                                        Vice President

                                  THE BANK OF NOVA SCOTIA
Specified Percentage:
    7.6923076923%
                                  By: /s/ M.D. Smith
                                     -----------------------------------------

                                     Name: M.D. Smith
                                          ------------------------------------

                                     Title: Agent
                                           -----------------------------------

                                  600 Peachtree Street N.E., Suite 2700
                                  Atlanta, Georgia 30308
                                  Attn: F.C.H. Ashby
                                        Senior Assistant Agent

                                  THE FROST NATIONAL BANK
Specified Percentage:
    7.6923076923%
                                  By: /s/ Suzanne Peterson
                                     -----------------------------------------

                                     Name: Suzanne Peterson
                                          ------------------------------------

                                     Title: Vice President
                                           -----------------------------------

                                  100 West Houston Street
                                  San Antonio, Texas 78205
                                  Attn: Suzanne Peterson

                                  GUARANTY FEDERAL BANK, F.S.B.
Specified Percentage:
    7.6923076923%
                                  By: /s/ Jim R. Hamilton
                                     -----------------------------------------

                                     Name: Jim R. Hamilton
                                          ------------------------------------

                                     Title: Vice President
                                           -----------------------------------

                                  1100 N.E. Loop 410
                                  San Antonio, Texas 78209
                                  Attn: Jim R. Hamilton
                                        Vice President

                                  SOCIETE GENERALE, SOUTHWEST AGENCY
Specified Percentage:
    7.6923076923%
                                  By: /s/ Richard A. Gould
                                     -----------------------------------------

                                     Name: Richard A. Gould
                                          ------------------------------------

                                     Title: Vice President
                                           -----------------------------------

                                  1111 Bagby, Suite 2020
                                  Houston, Texas 77002
                                  Attn: Richard A. Gould
                                        Vice President

                                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION
Specified Percentage:
    7.6923076923%
                                  By: /s/ Mark V. Harris
                                     -----------------------------------------

                                     Name: Mark V. Harris
                                          ------------------------------------

                                     Title: Senior Vice President
                                           -----------------------------------

                                  1020 N.E. Loop 410
                                  San Antonio, Texas 78209
                                  Attn: Mark V. Harris
                                        Senior Vice President

                                  UNITED STATES NATIONAL BANK OF OREGON
Specified Percentage:
    7.6923076923%
                                  By: /s/ Thomas Marks
                                     -----------------------------------------

                                     Name: Thomas Marks
                                          ------------------------------------

                                     Title: Assistant Vice President
                                           -----------------------------------

                                  555 Southwest Oak Street, Suite 400
                                  Portland, Oregon 97204
                                  Attn: Tom Marks
                                        Assistant Vice President

                                  WELLS FARGO BANK, N.A.
Specified Percentage:
    7.6923076923%

                                  By:  /s/ Dana D. Cagle
                                       -----------------------------------
                                       Name:  Dana D. Cagle
                                              ----------------------------
                                       Title: Vice President
                                              ----------------------------

                                  420 Montgomery Street
                                  San Francisco, California 94104
                                  Attn:     Veronica Christian

                                  with a copy to:

                                  1445 Ross Avenue, Suite 400
                                  Dallas, Texas 75202
                                  Attn:   Dana D. Cagle
                                          Vice President

                                  THE FUJI BANK, LIMITED, HOUSTON AGENCY
Specified Percentage:
    4.6153846154%

                                  By:  /s/ Philip C. Lauinger
                                       ---------------------------------------
                                       Name:  Philip C. Lauinger
                                              --------------------------------
                                       Title: Vice President and Joint Manager
                                              --------------------------------

                                  1221 McKinney Street, Suite 4100
                                  Houston, Texas 77010
                                  Attn:   Greg Parten
                                          Vice President

                                  THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW
                                  YORK BRANCH
Specified Percentage:
    4.6153846154%

                                  By:  /s/ Kensaku Iwata
                                       -----------------------------------
                                       Name:  Kensaku Iwata
                                              ----------------------------
                                       Title: Senior Vice President and
                                               Deputy General Manager,
                                               Houston Office
                                              ----------------------------

                                  Three Allen Center, Suite 4850
                                  333 Clay Street
                                  Houston, Texas 77002
                                  Attn:    Daniel A. Davis
                                           Vice President

                                  THE SANWA BANK, LIMITED, DALLAS AGENCY
Specified Percentage:
    4.6153846154%

                                  By:  /s/ R. Blake Wright
                                       -----------------------------------
                                       Name:  R. Blake Wright
                                              ----------------------------
                                       Title: Vice President
                                              ----------------------------

                                  2200 Ross Avenue, Suite 4100W
                                  Dallas, Texas 75201
                                  Attn:   Blake Wright
                                          Vice President

                                  THE SUMITOMO BANK, LIMITED
Specified Percentage:
    4.6153846154%

                                  By:  /s/ Harumitsu Seki
                                       -----------------------------------
                                       Name:  Harumitsu Seki
                                              ----------------------------
                                       Title: General Manager
                                              ----------------------------

                                  700 Louisiana Street, Suite 1750
                                  Houston, Texas 77002
                                  Attn:     Will Rogers

                                  SUNTRUST BANK, ATLANTA
Specified Percentage:
    4.6153846154%

                                  By:  /s/ Jennifer Harrelson
                                       -----------------------------------
                                       Name:  Jennifer Harrelson
                                              ----------------------------
                                       Title: Senior Vice President
                                              ----------------------------


                                  By:  /s/ Todd C. Davis
                                       -----------------------------------
                                       Name:  Todd C. Davis
                                              ----------------------------
                                       Title: Assistant Vice President
                                              ----------------------------

                                  25 Park Place, 24th Floor
                                  (Mail Code 120)
                                  Atlanta, Georgia 30303
                                  Attn:    Todd C. Davis
                                           Assistant Vice President

                                  SCHEDULE 1

                             LIBOR LENDING OFFICES


NATIONSBANK OF TEXAS, N.A.
901 Main Street, 67th Floor
Dallas, Texas 75202


BANK OF AMERICA ILLINOIS
333 Clay Street, Suite 4550
Houston, Texas 77002


THE BANK OF NOVA SCOTIA
Atlanta Agency
600 Peachtree Street N.E., Suite 2700
Atlanta, Georgia 30308


THE FROST NATIONAL BANK
100 West Houston Street
San Antonio, Texas 78205


GUARANTY FEDERAL BANK, F.S.B.
1100 N.E. Loop 410
San Antonio, Texas 78209


SOCIETE GENERALE, SOUTHWEST AGENCY
2001 Ross Avenue, Suite 4800
Dallas, Texas 75201


TEXAS COMMERCE BANK NATIONAL ASSOCIATION
1020 N.E. Loop 410
San Antonio, Texas 78209

UNITED STATES NATIONAL BANK OF OREGON
111 SW Fifth Avenue
Portland, Oregon 97204


WELLS FARGO BANK, N.A.
420 Montgomery Street
San Francisco, California 94104


THE FUJI BANK, LIMITED,
Houston Agency
1221 McKinney Street, Suite 4100
Houston, Texas 77010


THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH
New York Branch
245 Park Avenue
New York, New York 10167


THE SANWA BANK, LIMITED, DALLAS AGENCY
2200 Ross Avenue, Suite 4100W
Dallas, Texas 75201


THE SUMITOMO BANK, LIMITED
277 Park Avenue
New York, New York 10172


SUNTRUST BANK, ATLANTA
25 Park Place, 24th Floor
Atlanta, Georgia 30303

                                      EXHIBIT A

                                REVOLVING CREDIT NOTE


Dallas, Texas                       $_____________             February 7, 1997


    LA QUINTA INNS, INC., a Texas corporation (the "Borrower"), for value received, promises to pay to the order of ________________ ("Lender"), at the principal office of ___________________, in lawful money of the United States of America, the principal sum of _______________ DOLLARS ($_______), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

    The Borrower promises to pay principal of and interest on the unpaid principal balance of Revolving Credit Advances under this Revolving Credit Note from time to time outstanding as set forth in the Credit Agreement.

    Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender for the Lenders, at 901 Main Street, Dallas, Texas 75202, in immediately available funds.

    This Revolving Credit Note is issued pursuant to and evidences Revolving Credit Advances under the First Amended and Restated Credit Agreement, dated as of February 7, 1997, among the Borrower, NationsBank of Texas, N.A., as Administrative Lender, and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Revolving Credit Note when due.

    The Borrower and all endorsers, sureties and guarantors of this Revolving Credit Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intention to accelerate the maturity of this Revolving Credit Note, and all other notices of any kind, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Revolving Credit Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

    THIS REVOLVING CREDIT NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                  LA QUINTA INNS, INC.



                                  By:
                                       ___________________________________
                                       Name:  William C. Hammett, Jr.
                                       Title: Senior Vice President-Chief
                                              Financial Officer

                                      EXHIBIT B

                                    BID RATE NOTE


U.S. $325,000,000                                      Dated:  February 7, 1997


    FOR VALUE RECEIVED, the undersigned, LA QUINTA INNS, INC., a Texas corporation, (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________________ (the "Lender") the lesser of THREE HUNDRED TWENTY-FIVE MILLION AND NO/100 Dollars ($325,000,000) and the unpaid principal amount of the Bid Rate Advances (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement, payable at such times, and in such amounts, as are agreed to by the Lender and the Borrower pursuant to Section 2.2(i) of the Credit Agreement.

    The Borrower promises to pay interest on the unpaid principal amount of the Bid Rate Advances from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are agreed to by the Lender and the Borrower pursuant to Section 2.2(i) of the Credit Agreement.

    Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender for the Lender, at 901 Main Street, Dallas, Texas 75202 in immediately available funds.

    This Bid Rate Note is one of the Bid Rate Notes referred to in, and is entitled to the benefits of, the First Amended and Restated Credit Agreement, dated as of February 7, 1997, among the Borrower, the Lender and certain other banks parties thereto, and NationsBank of Texas, N.A., as Administrative Lender for the Lender and such other banks (as from time to time amended, modified or supplemented, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Bid Rate Note when due.

    The Borrower and all endorsers, sureties and guarantors of this Bid Rate Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intention to accelerate the maturity of this Bid Rate Note, and all other notices of any kind, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Bid Rate Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

    THIS BID RATE NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                  LA QUINTA INNS, INC.




                                  By:
                                       -------------------------------------
                                       William C. Hammett, Jr.
                                       Senior Vice President-Chief Financial
                                       Officer

                                      EXHIBIT C

                                   SWING LINE NOTE

U.S. $10,000,000.00                                    Dated:  February 7, 1997


    FOR VALUE RECEIVED, the undersigned, LA QUINTA INNS, INC., a Texas corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of NATIONSBANK OF TEXAS, N.A. (the "Swing Line Bank") for the account of its Lending Office (as defined in the Credit Agreement referred to below) the lesser of TEN MILLION AND NO/100 Dollars ($10,000,000) and the unpaid principal amount of the Swing Line Advances (as defined in the Credit Agreement referred to below) made by the Swing Line Bank to the Borrower pursuant to the Credit Agreement, payable at such times, and in such amounts, as are specified in the Credit Agreement.

    The Borrower promises to pay interest on the unpaid principal amount of the Swing Line Advances from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

    Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender for the Swing Line Bank, at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202 in immediately available funds.

    This Swing Line Note is the Swing Line Note referred to in, and is entitled to the benefits of, the First Amended and Restated Credit Agreement, dated as of February 7, 1997, among La Quinta Inns, Inc., the Swing Line Bank and certain other banks parties thereto, and NationsBank of Texas, N.A., as Administrative Lender for the Swing Line Bank and such other banks (as from time to time amended, modified or supplemented, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on their Swing Line Note when due.

    The Borrower and all endorsers, sureties and guarantors of this Swing Line Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intention to accelerate the maturity of this Swing Line Note, and all other notices of any kind, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Swing Line Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

    THIS SWING LINE NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                  LA QUINTA INNS, INC.



                                  By:
                                       -------------------------------------
                                       William C. Hammett, Jr.
                                       Senior Vice President-Chief Financial
                                       Officer

                                      EXHIBIT D

                                      GUARANTY


    This Guaranty, dated as of February 7, 1997 (this "GUARANTY"), is made by the entities listed on the signature pages hereof (all such entities being collectively called the "GUARANTORS").


                                     BACKGROUND.

    1. La Quinta Inns, Inc., a Texas corporation ("COMPANY"), NationsBank of Texas, N.A., as Administrative Lender ("ADMINISTRATIVE LENDER") on behalf of NationsBank of Texas, N.A. and each other lender, and each other lender (singly, a "LENDER" and collectively, the "LENDERS") have entered into the First Amended and Restated Credit Agreement, dated as of February 7, 1997 (as hereafter amended or otherwise modified from time to time, the "CREDIT AGREEMENT"). The capitalized terms not otherwise defined herein have the meanings specified in the Credit Agreement.

    2. Pursuant to the Credit Agreement, Company may, subject to the terms of the Credit Agreement and the other Loan Papers, request that Lenders make Advances and issue, or participate in the issuance of, Letters of Credit.

    3. It is a condition precedent to the obligation of Lenders to make such Advances and issue, or participate in the issuance of, Letters of Credit that Guarantors guarantee repayment thereof upon the terms and conditions set forth herein.

    4. In the case of each Guarantor which is a corporation, the Board of Directors of each such Guarantor, and in the case of each Guarantor which is a partnership or joint venture, the Board of Directors of each corporation which is a partner or a joint venturer of such Guarantor, have determined that the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion, and attainment of such Guarantor's business and that such Guaranty may reasonably be expected to benefit, directly or indirectly, such Guarantor.

    5. Guarantors desire to induce Lender to make such Advances and issue, or participate in the issuance of, Letters of Credit.


                                      AGREEMENT.

    Now, therefore, in consideration of the premises and in order to induce Lenders to make Advances and issue, or participate in the issuance of, Letters of Credit under the Credit

Agreement, Guarantors agree as follows:

    1.   GUARANTY.

         (a) Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the punctual payment of, and promises to pay, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities, and all rearrangements, renewals and extensions of all or any part thereof, of Company or any other Obligor now or hereafter arising from, by virtue of or pursuant to the Credit Agreement, the Notes, any other Loan Paper, and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to Company or any other Obligor under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 ET SEQ. whether or not a claim is allowed for the same in any such proceeding), premium, fees, commissions, expenses or otherwise (such obligations being the "OBLIGATION"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred in enforcement or collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and any rights under this Guaranty.

         (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to Company, other Affiliates of Company or other Obligors to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets, subject to PARAGRAPH 4(A) hereof, to the value (as determined under the applicable provisions of Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Obligors of obligations arising under guaranties by such parties.

    2. GUARANTY ABSOLUTE. Each Guarantor guarantees that the Obligation will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, and the other Loan Papers, regardless of any Applicable Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Administrative Lender or any Lender with respect thereto; PROVIDED, HOWEVER, nothing contained in this Guaranty shall require any Guarantor to make any payment under this Guaranty in violation of any Applicable Law, regulation or order now or hereafter in effect. The obligations and liabilities of each Guarantor hereunder are independent of the obligations of Company under the Credit Agreement and of the obligations of each other Obligor under each other Loan Paper and any Applicable Law.
The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

         (a) the taking or accepting of any other security or guaranty for any or all of the Obligation;

         (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligation, including any increase, reduction or termination of the Commitment;

         (c) any lack of validity or enforceability of the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto, including but not limited by the unenforceability of all or any part of the Obligation by reason of the fact that (i) the Obligation, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating the Obligation, or any part thereof, is ULTRA VIRES, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

         (d) any lack of corporate, partnership or other power of Company, any Obligor or any other Person;

         (e) any Debtor Relief Law involving Company, any Guarantor, any Obligor or any other Person;

         (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligation; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Lender or Administrative Lender to Company, any Guarantor or any other Obligor; or any other modification, amendment, or waiver of or any consent to departure from the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto without notification of any Guarantor (the right to such notification being herein specifically waived by each Guarantor);

         (g) any exchange, release, sale, subordination, or non-perfection of any collateral or Lien thereon or any lack of validity or enforceability or change in priority, destruction, reduction, or loss or impairment of value of any collateral or Lien thereon;

         (h) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligation;

         (i) the failure by any Lender or Administrative Lender to make any demand upon or to bring any legal, equitable, or other action against Company or any other Person (including without limitation any Guarantor or any other Obligor), or the failure or delay by any Lender or Administrative Lender to, or the manner in which any Lender or Administrative Lender shall, proceed to exhaust rights against any direct or indirect security for the Obligation;

         (j) the existence of any claim, defense, set-off, or other rights which Company or Guarantor may have at any time against Company, any Lender, Administrative Lender, any Guarantor or any other Obligor, or any other Person, whether in connection with this Guaranty, the Loan Papers, the transactions contemplated thereby, or any other transaction;

         (k) any failure of any Lender or Administrative Lender to notify any Guarantor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender or Administrative Lender, it being understood that Lenders and Administrative Lender shall not be required to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation;

         (l) any payment by Company to any Lender or Administrative Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason any Lender or Administrative Lender is required to refund such payment or pay the amount thereof to another Person; or

         (m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Company, any Guarantor or any other Obligor, including without limitation any defense by reason of any disability or other defense of Company, or the cessation from any cause whatsoever of the liability of Company, or any claim that Guarantor's obligations hereunder exceed or are more burdensome than those of Company or any other Obligor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligation is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of Company, any Guarantor, any other Obligor or otherwise, all as though such payment had not been made.

    3. WAIVER. To the extent not prohibited by Applicable Law, each Guarantor hereby waives: (a) promptness, protest, diligence, presentments, acceptance, performance, demands for performance, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and notices of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in SECTION 2 and of any other occurrence or matter with respect to any of the Obligation, this Guaranty or any of the other Loan Papers; (b) any requirement that Administrative Lender or any Lender protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against Company, any Guarantor, any other Obligor or any other Person or any collateral or pursue any other remedy in Administrative Lender's or any Lender's power whatsoever;
(c) any right to assert against Administrative Lender or any Lender as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against Administrative Lender, any Lender, Company, any Guarantor or any other Obligor; (d) any right to seek or enforce any remedy or right that Administrative Lender or any Lender now has or may hereafter have against Company, any Guarantor, any other Obligor or any other Person (to the extent permitted by Applicable Law); (e) any right to participate in any collateral or any right benefiting Administrative Lender or Lenders in respect of the Obligation; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligation or require suit against Company, any Guarantor, any other Obligor or any other Person, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

    4.   SUBROGATION AND SUBORDINATION.

    (a) Notwithstanding any reference to subrogation contained herein to the contrary, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against Company or any other Obligor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender or Administrative Lender against Company, any Guarantor or any other Obligor or any collateral which any Lender or Administrative Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from Company, any Guarantor or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Obligation shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, Lenders, and shall forthwith be paid to Administrative Lender to be credited and applied upon the Obligation, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this PARAGRAPH 4(A) is knowingly made in contemplation of such benefits.

    (b) If any Guarantor becomes the holder of any indebtedness payable by Company, any Guarantor or any other Obligor, such Guarantor hereby subordinates all indebtedness owing to it from Company, any Guarantor and each other Obligor to all indebtedness of Company, any Guarantor and each other Obligor to Lenders and Administrative Lender, and agrees that upon the occurrence and continuance of a Default or an Event of Default, it shall not accept any payment on the same until final payment in full of the obligations of Company under the Credit Agreement, the Notes and all other Loan Papers, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to such Guarantor by Company, any Guarantor or any other Obligor prior to payment in full of the Obligation, such amount shall be held in trust for the benefit of Lenders and Administrative Lender and shall forthwith be paid to Administrative Lender to be credited and applied to the Obligation, whether matured or unmatured.

    5. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants that all representations and warranties as they apply to such Guarantor only set forth in ARTICLE 4 of the Credit Agreement (each of which is hereby incorporated by reference) are true and correct. Furthermore, each Guarantor represents that it is Solvent.

    6. COVENANTS. Each Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto. Each Guarantor further covenants and agrees (a) punctually and properly to perform all of such Guarantor's covenants and duties under all other Loan Papers; (b) from time to time promptly to furnish Administrative Lender with any information or writings which Administrative Lender may request concerning this Guaranty; and (c) promptly to notify Administrative Lender of any claim, action, or proceeding affecting this Guaranty.

    7. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by such Guarantor, Administrative Lender, and, either all Lenders or Determining Lenders, as appropriate, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    8. ADDRESSES FOR NOTICES. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the respective addresses specified herein, or, as to any party, to such other addresses as may be designated by it in written notice to all other parties. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or if mailed, effective on the earlier of actual receipt or three days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

    9. NO WAIVER; REMEDIES. No failure on the part of Administrative Lender or any Lender to exercise, and no delay in exercising, any right hereunder or under any of the Loan Papers shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the Loan Papers preclude any other or further exercise thereof or the exercise of any other right. Neither Administrative Lender nor any Lender shall be required to
(a) prosecute collection or seek to enforce or resort to any remedies against Company, any Guarantor, any other Obligor or any other Person, (b) join Company, any Guarantor, any other Obligor or any other Person in any action in which Administrative Lender or any Lender prosecutes collection or seeks to enforce or resort to any remedies against Company, any Guarantor, any other Obligor or any other Person liable on any of the Obligation, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) Administrative Lender or any Lender by Company, any Guarantor, any other Obligor or any other Person. Neither Administrative Lender nor any Lender shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

    10. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender and Administrative Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Administrative Lender to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender or Administrative Lender shall have made any demand under this Guaranty. Each Lender and Administrative Lender agrees promptly to notify such Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or provide a defense to such Guarantor's obligations under this Guaranty. The rights of each Lender and Administrative Lender under this SECTION 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender and Administrative Lender may have.

    11. LIENS. To the extent not prohibited by Applicable Law, each Guarantor agrees that Administrative Lender or any Lender, in its discretion, without notice or demand and without affecting either the liability of such Guarantor, Company, any other Guarantor or any other Obligor, or any security interest or other Lien, may foreclose any deed of trust or mortgage or similar Lien covering interests in real or personal property, and the interests in real or personal property secured thereby, by nonjudicial sale. Each Guarantor waives any defense to the recovery by Administrative Lender or any Lender hereunder against Company, such Guarantor or any collateral of any deficiency after a nonjudicial sale and each Guarantor expressly waives any defense or benefits that may be derived from Chapter 34 of the Texas Business and Commerce Code, Section 51.003 of the Texas Property Code, or any similar statute in effect in any other jurisdiction. Without limiting the foregoing, each Guarantor waives, to the extent not prohibited by Applicable Law, any defense arising out of any such nonjudicial sale even though such sale operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of such Guarantor against Company, any other
Guarantor or any other Person or any Collateral or any other collateral.
Each Guarantor agrees that such Guarantor is liable, subject to the limitations of SECTION 1 hereof, for any part of the Obligation remaining unpaid after any foreclosure.

    12. CONTINUING GUARANTY; TRANSFER OF NOTES. This Guaranty is an irrevocable continuing guaranty of payment and shall (a) remain in full force and effect until final payment in full (after the Maturity Date) of the Obligation and all other amounts payable under this Guaranty, (b) be binding upon each Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by Lender and Administrative Lender and their successors, transferees and assigns. Without limiting the generality of the foregoing CLAUSE (C), to the extent permitted by the Credit Agreement, each Lender may assign or otherwise transfer its rights under the Credit Agreement, the Notes or any of the Loan Papers or any interest therein to any other Person, and such other Person shall thereupon become vested with all the rights or any interest therein, as appropriate, in respect thereof granted to such Lender herein or otherwise.

    13. INFORMATION. Each Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from Company and each other Obligor such information concerning Company's and each Obligor's financial condition or business operations as such Guarantor may require, and that neither Administrative Lender nor any Lender has any duty at any time to disclose to Guarantor any information relating to the business operations or financial conditions of Company or any Obligor.

    14. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, EACH GUARANTOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. THIS GUARANTY IS PERFORMABLE IN DALLAS COUNTY, TEXAS.

    15. WAIVER OF JURY TRIAL. EACH GUARANTOR, ADMINISTRATIVE LENDER, AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OF THE LOAN PAPERS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THE CREDIT AGREEMENT.

    16. RATABLE BENEFIT. This Guaranty is for the ratable benefit of Lenders and Administrative Lender, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Credit Agreement.

    17. GUARANTOR INSOLVENCY. Should any Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender or Administrative Lender granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Lender and Administrative Lender, a fully-matured, due, and payable obligation of such Guarantor to such Lender and Administrative Lender (without regard to whether Company or any other Obligor is then in default under the Credit Agreement or any other Loan Paper or whether any part of the Obligation is then due and owing by Company or any other Obligor to such Lender or Administrative Lender), payable in full by such Guarantor to such Lender or Administrative Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

    18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

    19. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                  REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
-------------------------------------------------------------------------------
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                                     - 9 -

    IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                             LA QUINTA REALTY CORP.



                             By:
                                  --------------------------------------
                                  Name:  John F. Schmutz
                                  Title: Vice President-Secretary


                             LA QUINTA PLAZA, INC.



                             By:
                                  --------------------------------------
                                  Name:  John F. Schmutz
                                  Title: Vice President-Secretary
Address for all Guarantors:

112 East Pecan Street, Suite 1200
San Antonio, Texas 78205
                             LA QUINTA FINANCIAL CORPORATION



                             By:
                                  --------------------------------------
                                  Name:  John F. Schmutz
                                  Title: Vice President-Secretary


                             LA QUINTA INVESTMENTS, INC.



                             By:
                                  --------------------------------------
                                  Name:  John F. Schmutz
                                  Title: Vice President-Secretary

                             LQI ACQUISITION CORPORATION



                             By:
                                  --------------------------------------
                                  Name: John F. Schmutz
                                  Title: Authorized Representative


                             LA QUINTA MOTOR INNS LIMITED PARTNERSHIP

                             By:  La Quinta Realty Corp., its General Partner



                             By:
                                  --------------------------------------
                                  Name: John F. Schmutz
                                  Title: Vice President-Secretary


                             LQ-BATON ROUGE JOINT VENTURE

                             By: La Quinta Inns, Inc., its Managing General Partner



                             By:
                                  --------------------------------------
                                       Name: William C. Hammett, Jr.
                                       Title:    Senior Vice President-Chief
                                                 Financial Officer

                             LQM OPERATING PARTNERS, L.P.

                             By:  La Quinta Realty Corp., its General Partner



                                  By:
                                       --------------------------------------
                                       Name: John F. Schmutz
                                       Title: Vice President-Secretary


                             LQ-BIG APPLE JOINT VENTURE

                             By:  La Quinta Inns, Inc., its Partner



                                  By:
                                       --------------------------------------
                                       Name: William C. Hammett, Jr.
                                       Title:    Senior Vice President-Chief
                                                 Financial Officer


                             By:  La Quinta Investments, Inc., its Partner



                                  By:
                                       --------------------------------------
                                       Name: John F. Schmutz
                                       Title: Vice President-Secretary

                             LQ-EAST IRVINE JOINT VENTURE

                             By:  La Quinta Inns, Inc., its Partner



                                  By:
                                       --------------------------------------
                                       Name: William C. Hammett, Jr.
                                       Title:    Senior Vice President-Chief
                                                 Financial Officer


                             By:  La Quinta Investments, Inc., its Partner



                                  By:
                                       --------------------------------------
                                       Name: John F. Schmutz
                                       Title: Vice President-Secretary


                             LQ-INVESTMENTS I

                             By: La Quinta Inns, Inc., its Managing General Partner



                                  By:
                                       --------------------------------------
                                       Name: William C. Hammett, Jr.
                                       Title:    Senior Vice President-Chief
                                                 Financial Officer


                             By:  La Quinta Investments, Inc., a General
                                  Partner



                                  By:
                                       --------------------------------------
                                       Name: John F. Schmutz
                                       Title: Vice President-Secretary

                             LQ-INVESTMENTS II

                             By: La Quinta Inns, Inc., its Managing General Partner



                                  By:
                                       --------------------------------------
                                       Name: William C. Hammett, Jr.
                                       Title:    Senior Vice President-Chief
                                                 Financial Officer


                             By:  La Quinta Investments, Inc., a General
                                  Partner



                                  By:
                                       --------------------------------------
                                       Name: John F. Schmutz
                                       Title: Vice President-Secretary


                             LA QUINTA INNS OF LUBBOCK, INC.



                             By:
                                 --------------------------------------
                                 Name: John F. Schmutz
                                 Title: Secretary


                             LA QUINTA INNS OF PUERTO RICO, INC.



                             By:
                                  --------------------------------------
                                  Name: John F. Schmutz
                                  Title: Secretary

                             LA QUINTA DEVELOPMENT PARTNERS, L.P.

                             By:  La Quinta Inns, Inc., its Sole General
                                  Partner



                             By:
                                  --------------------------------------
                                  Name: William C. Hammett, Jr.
                                  Title:    Senior Vice President-Chief
                                            Financial Officer


                             LQ MOTOR INN VENTURE-AUSTIN NO. 530

                             By:  La Quinta Inns, Inc., a General Partner



                                  By:
                                       --------------------------------------
                                       Name: William C. Hammett, Jr.
                                       Title:    Senior Vice President-Chief
                                                 Financial Officer


                             By:  La Quinta Investments, Inc., a General
                                  Partner



                                  By:
                                       --------------------------------------
                                       Name:  John F. Schmutz
                                       Title: Vice President-Secretary

                             LA QUINTA SAN ANTONIO SOUTH JOINT VENTURE

                             By:  La Quinta Inns, Inc., a General Partner



                                  By:
                                       --------------------------------------
                                       Name: William C. Hammett, Jr.
                                       Title:    Senior Vice President-Chief
                                                 Financial Officer


                             By:  La Quinta Investments, Inc., a General
                                  Partner



                                  By:
                                       --------------------------------------
                                       Name: John F. Schmutz
                                       Title:    Vice President-Secretary

                             LA QUINTA DENVER - PEORIA STREET, LTD.

                             By:  La Quinta Inns, Inc., its General Partner

                                  By:
                                       --------------------------------------
                                       Name: William C. Hammett, Jr.
                                       Title:    Senior Vice President-Chief
                                                 Financial Officer



                             LQ-LNL LIMITED PARTNERSHIP

                             By: La Quinta Inns, Inc., its Managing General Partner



                                  By:
                                       --------------------------------------
                                       Name: William C. Hammett, Jr.
                                       Title:    Senior Vice President-Chief
                                                 Financial Officer

                                      EXHIBIT E

                              ASSIGNMENT AND ACCEPTANCE

                             Dated _______________, 199__

    Reference is made to the First Amended and Restated Credit Agreement, dated as of February 7, 1997 (the "Credit Agreement") among La Quinta Inns, Inc., a Texas corporation ("Borrower"), NationsBank of Texas, N.A. as Administrative Lender ("Administrative Lender"), and the lenders parties thereto. Terms defined in the Credit Agreement are used herein with the same meaning.

      ___________________ ("Assignor") and ___________________ ("Assignee")
agree as follows:

    1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, a __% interest in and to all of Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), with respect to such percentage interest in Assignor's Commitment as in effect on the Effective Date, the principal amount of Revolving Credit Advances owing to Assignor on the Effective Date, and the Revolving Credit Note held by Assignor, and Assignor's participation in any Letters of Credit and Reimbursement Obligations outstanding on the Effective Date, subject to the terms and conditions of this Assignment and Acceptance.

    2. Assignor (a) represents and warrants that (i) as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $________ and, as of the date hereof, the outstanding principal amount of the Revolving Credit Advances owing to it (without giving effect to assignments thereof which have not yet become effective) is $________, (ii) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (c) attaches the Revolving Credit Note referred to in Paragraph 1 above to exchange such Revolving Credit Note for new Revolving Credit Notes
as follows:  a Revolving Credit Note dated ______________, 199   , in the
principal amount of $________ payable to the order of Assignee, and a Revolving Credit Note dated _______________, 199__, in the principal amount of $________ payable to the order of Assignor.

    3. Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Papers, together with copies of the financial statements referred to in Sections 6.1(a) and 6.1(b) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Lender, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Papers; (c) appoints and authorizes the Administrative Lender to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Papers, and this Assignment and Acceptance as are delegated to the Administrative Lender by the terms thereof and hereof, together with such powers as are reasonably incidental thereto and hereto; (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement, the other Loan Papers, and this Assignment and Acceptance are required to be performed by it as a Lender; [and] (e) specifies the addresses set forth in Schedule I attached hereto as its address for the receipt of notices and as its initial LIBOR Lender Office, respectively[; and (f) attaches the forms prescribed by the IRS certifying as to Assignee's status for purposes of determining exception from United
States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, the other Loan Papers, and this Assignment and Acceptance or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

    4. The effective date for this Assignment and Acceptance shall be _____________, 199__ (the "Effective Date").

    5. Upon such acceptance as of the Effective Date and upon the remittance of a $3,500 processing fee to the Administrative Lender, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and
(b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

    6. Upon such acceptance from and after the Effective Date, whenever the Administrative Lender shall receive a payment, or whenever the Administrative Lender shall make an application of funds, in respect of any aggregate outstanding principal amount of the Revolving Credit Advances or in respect of any aggregate amount of interest accrued on the Revolving Credit Advances, or in respect of the commitment fee (other than a payment or an application of funds in respect of any amount due and owing to any Lender or the Administrative Lender under Sections 2.9, 5.22, 8.3, 8.5, or 10.2 of the Credit Agreement), the Administrative Lender shall pay over to each of the Lenders an amount equal to
(i) such Lender's Pro Rata Share (as defined below) of such aggregate amount of principal, (ii) such Lender's Pro Rata Share of such aggregate amount of interest, and (iii) such Lender's Pro Rata Share of such aggregate amount of the commitment fee.

    The "Pro Rata Share" of any aggregate amount means, with respect to such Lender, the amount equal to the product obtained by multiplying (i) such aggregate amount and (ii) a fraction, the numerator of which is such Lender's Commitment, or after the Revolving Credit Advances have been made, the principal amount of the Revolving Credit Advances owing to such Lender and the denominator of which is the sum of the Commitments of all of the Lenders, or after the Revolving Credit Advances have been made, the aggregate principal amount of the Revolving Credit Advances owing to all of the Lenders.

    7. In the event that, after the Administrative Lender has paid to any Lender its Pro Rata Share of any such payment received by the Administrative Lender or any such application made by the Administrative Lender, such payment or application is rescinded or must otherwise be returned or must be paid over by the Administrative Lender for any reason, such Lender shall, upon notice by the Administrative Lender, forthwith pay back to the Administrative Lender such Lender's Pro Rata Share of the amount so rescinded or so returned or paid over.

    8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America. Without excluding any other jurisdiction, Assignee agrees that the courts of Texas will have jurisdiction over proceedings in connection herewith.

    9.   Assignee's Specified Percentage shall be ___%.

    10. This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

                                  [NAME OF ASSIGNOR]



                                  By:
                                       ---------------------------------
                                       Name:
                                             ---------------------------
                                       Title:
                                             ---------------------------


                                  [NAME OF ASSIGNOR]



                                  By:
                                       ---------------------------------
                                       Name:
                                             ---------------------------
                                       Title:
                                             ---------------------------

Accepted this ___ day of ____________, 199___

NATIONSBANK OF TEXAS, N.A.,
as Administrative Lender



By:
    ---------------------------------
    Name:
           --------------------------
    Title:
           --------------------------


LA QUINTA INNS, INC.



By:
    ---------------------------------
    Name:
           --------------------------
    Title:
           --------------------------

                                      Schedule I

                                  ASSIGNEE'S ADDRESS
                                  ------------------


1.  ADDRESS FOR THE ADVANCES AND RECEIPT OF NOTICES





2.  INITIAL LIBOR LENDING OFFICE

                                      EXHIBIT F

                         [Form of Confidentiality Agreement]

                              CONFIDENTIALITY AGREEMENT

                                                                        [Date]


[Insert Name and Address
of Prospective Participant
or Assignee]

    Re: First Amended and Restated Credit Agreement, dated as of February 7, 1997, among La Quinta Inns, Inc. (the "Borrower"), the Lenders a party thereto, and NationsBank of Texas, N.A., as Administrative Lender.

Dear ______________:

    As a Lender party to the above-referenced Credit Agreement (the "CREDIT AGREEMENT"; capitalized terms used herein shall have the same meaning given to them in the Credit Agreement), we have agreed with the Borrower pursuant to Section 10.10 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrower as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

    As provided in said Section 10.10, we are permitted to provide you, as a prospective [PARTICIPANT] [ASSIGNEE], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

    Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [PARTICIPATION] [ASSIGNMENT] mentioned above and
(B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Lenders or the Administrative Lender, (iii) to bank examiners, auditors or accountants of any of the Lenders, (iv) to the Administrative Lender, or any other Lender, (v) in connection with any litigation to which you or any one or more of the Lenders are a party; provided, further, that, unless specifically prohibited by

___________, 199__
Page 2


Applicable Law or court order, you agree, prior to disclosure thereof, to notify the Borrower of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (y) pursuant to legal process; and provided, finally, that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

    Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                                  Very truly yours,



                                  ------------------------------------------
                                  By:
                                     ---------------------------------------
                                  Title:
                                        ------------------------------------

THE FOREGOING IS AGREED TO AS
OF THE DATE OF THIS LETTER.

-------------------------------



By:
   ----------------------------
    Name:
         ----------------------
    Title:
          ---------------------